                                             Filed pursuant to Rule 424(b)(3)
                                                   Registration No. 333-52497
                                                   Registration No. 333-52497-01
PROSPECTUS

                         4,400,000 PREFERRED SECURITIES

                          CENTRAL PARKING FINANCE TRUST
              5 1/4% Convertible Trust Issued Preferred Securities
                 (Liquidation Amount $25 per Preferred Security)
                  guaranteed to the extent set forth herein by,
                      and convertible into common stock of

                           CENTRAL PARKING CORPORATION
                                       and

                                  69,473 SHARES

                           CENTRAL PARKING CORPORATION
                          Common Stock, $0.01 par value

         This Prospectus relates to the 5 1/4% Convertible Trust Issued Preferred Securities (the "Preferred Securities") liquidation preference $25 per Preferred Security, which represent preferred undivided beneficial interests in the assets of Central Parking Finance Trust, a statutory business trust formed under the laws of the State of Delaware ("Central Parking Finance" or the "Trust"), the shares of common stock, $0.01 par value per share (the "Company Common Stock"), of Central Parking Corporation, a Tennessee corporation (the "Company"), issuable upon conversion of the Preferred Securities and 69,473 shares of Company Common Stock being offered by certain selling shareholders. The Company owns all the common securities issued by the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. The 69,473 shares of Company Common Stock were issued in two separate acquisitions by the Company pursuant to an exemption from the requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Preferred Securities were issued and sold (the "Original Offering") on March 18, 1998 (the "Original Offering Date") in transactions exempt from the registration requirements of the Securities Act, in the United States to persons reasonably believed by the Initial Purchasers (as defined below) of the Preferred Securities to be qualified institutional buyers in reliance on Rule 144A under the Securities
Act) and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent amount of 5 1/4% Convertible Subordinated Debentures due 2028 (the "Convertible Debentures") of the Company. Upon an event of default under the Trust Agreement (as defined herein), the holders of the Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

         The Preferred Securities, the Company Common Stock issuable upon conversion of the Preferred Securities and the additional 69,473 shares of Company Common Stock (the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities. The Selling Holders and any broker-dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

         Holders of the Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 5 1/4% of the liquidation amount of $25 per Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on each January 1, April 1, July 1 and October 1, commencing July 1, 1998. See "Description of the Preferred Securities--Distributions." The distribution rate and the distribution payment dates and other payment dates for the Preferred Securities correspond to the interest rate and interest payment dates and other payment dates for the Convertible Debentures, which are the sole assets of the Trust. As a result, if principal or interest is not paid on the Convertible Debentures, no amounts will be paid with respect to the Preferred Securities.

         Each Preferred Security is convertible at the option of the holder thereof, into shares of the Company Common Stock at a conversion rate of 0.4545 shares of Company Common Stock for each Preferred Security (equivalent to a conversion price of $55.00 per share of Company Common Stock), subject to adjustment in certain circumstances. The Company Common Stock is quoted on the New York Stock Exchange ("NYSE") under the symbol "CPC." On August 5, 1998, the last reported sale price of the Company Common Stock on the NYSE was $47.06.

SEE RISK FACTORS BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE PREFERRED SECURITIES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS AUGUST 6, 1998


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                                                 (Continued from previous page.)

         The Company has the right to defer payments of interest on the Convertible Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"), but not beyond the maturity of the Convertible Debentures. If interest payments are so deferred, distributions on the Preferred Securities also will be deferred. During any Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at a rate of 5 1/4% per annum compounded quarterly. During any Extension Period, holders of Preferred Securities will be required to include such deferred interest in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. Moreover, if a holder of Preferred Securities converts its Preferred Securities into Company Common Stock during any Extension Period, the holder will not receive any cash related to the deferred distributions. There could be multiple Extension Periods of varying lengths throughout the term of Convertible Debentures (but distributions would continue to accumulate quarterly and accrue interest until the end of any such Extension Period). See "Risk Factors--Option to Extend Interest Payment Periods," "Description of the Preferred Securities--Distributions" and "Description of the Convertible Debentures--Option to Extend Interest Payment Periods."

         The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities, as described below, are guaranteed by the Company (the "Guarantee") to the extent the Trust has funds available therefor as described under "Description of the Guarantee." The Guarantee, when taken together with the Company's obligations under the Indenture (as defined herein) pursuant to which the Convertible Debentures are issued and its obligations under the Trust Agreement, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Preferred Securities. The Company's obligations under the Guarantee rank (i) subordinate and junior to all other liabilities of the Company except any liabilities that may be pari passu by their terms, (ii) pari passu with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or any preferred securities of any affiliate of the Company and (iii) senior to the Company Common Stock. See "Description of the Guarantee." The obligations of the Company under the Convertible Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of the Company. See "Capitalization."

         The Convertible Debentures are redeemable by the Company, in whole or in part, from time to time, on or after April 3, 2001 at the redemption prices set forth herein. The Convertible Debentures may also be redeemed at any time upon the occurrence of a Tax Event (as defined herein). If the Company redeems Convertible Debentures, the Trust must redeem Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed at a redemption price corresponding to the redemption price of the Convertible Debentures plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Preferred Securities--Redemption." The Preferred Securities will be redeemed upon maturity of the Convertible Debentures. In addition, the Trust will be dissolved upon the occurrence of a Tax Event arising from a change in law or a change in legal interpretation regarding tax matters, unless the Convertible Debentures are redeemed in the limited circumstances described herein. The Trust will also be dissolved upon the occurrence of an Investment Company Event (as defined herein). Upon dissolution of the Trust, the Convertible Debentures will be distributed to the holders of the Preferred Securities, on a pro rata basis, in lieu of any cash distribution. If the Convertible Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Convertible Debentures to be listed on the NYSE or other national securities exchange or similar organization as the Preferred Securities are then listed or quoted. See "Description of the Preferred Securities--Special Event Redemption or Distribution" and "Description of the Convertible Debentures."

         In the event of the liquidation, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, Convertible Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities-- Liquidation Distribution Upon Dissolution."

         The Preferred Securities sold to qualified institutional buyers in reliance on Rule 144A and outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act") are represented by a global certificate or certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in such Preferred Securities are shown on, and transfers thereof will be effected only through, records maintained by the participants in DTC. Beneficial interests in the Regulation S Global Security (as defined herein) initially may be held only through the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel Bank"). After initial issuance of the Global Securities (as defined herein), Preferred Securities in certificated form (the "Certificated Securities") may be issued in exchange for the Global Securities on the terms and under the limited circumstances set forth in the indenture governing the Convertible Debentures (the "Indenture"). See "Description of the Preferred Securities--Book-Entry Only Issuance-The Depository Trust Company."


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         SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus contains or incorporates by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, the discussions of the Company's expectations concerning its future profitability, the discussion of the Company's strategic relationships, the Company's operating and growth strategy, including possible strategic acquisitions, and the Company's assumptions regarding certain matters, including anticipated cost savings, in preparation of the unaudited pro forma financial information. Investors are cautioned that all forward-looking statements involve risks and uncertainties including, without limitation, the factors set forth under the caption "Risk Factors" in this Prospectus. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included or incorporated by reference in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company Common Stock is listed on the NYSE, and reports and other information concerning the Company can also be inspected at the office of the NYSE, 20 Broad Street, New York, New York 10005. Such material may also be accessed electronically by means of the Commission's home page on the internet at http://www.sec.gov.

         The Trust and the Company have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act, with respect to the securities offered hereby. This Prospectus constitutes a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in the Prospectus as to any contracts, agreements, or other documents filed as an exhibit to, or incorporated by reference in, the Registration Statement are qualified in all respects to the copy of such contract, agreement, or other document filed as an exhibit or incorporated by reference in the Registration Statement. For further information with respect to the Trust, the Company and the securities offered hereby, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto.

         No separate financial statements of the Trust have been included or incorporated by reference herein. The Trust and the Company do not believe that such financial statements would be material to the holders of the Preferred Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its respective assets and investing the proceeds thereof in the Convertible Debentures issued by the Company and (iii) the obligations of the Trust under the Preferred Securities are fully and unconditionally guaranteed by the Company to the extent that the Trust has funds available to meet such obligations. See "Central Parking Finance Trust," "Description of the Preferred Securities," "Description of the Guarantee" and "Description of the Convertible Debentures."

         In future filings under the Exchange Act, a footnote to the Company's annual consolidated financial statements will state that the Trust is consolidated with the Company and that the sole assets of the Trust are the Convertible Debentures. The Guarantee, when taken together with the Convertible Debentures and the Company's obligations to pay all fees and expenses of the Trust, constitutes a guarantee to the extent described herein by the Company of the distribution, liquidation and other payments payable to the holders of the Preferred Securities. The Guarantee does not apply, however, to distributions by the Trust unless and until the Trust has funds available therefor, as more fully described under "Description of the Guarantee."



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                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed with the Commission by the Company are incorporated by reference in their entirety in this Prospectus:

               1. The Company's Annual Report on Form 10-K for the year ended September 30, 1997;

               2. The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997 and March 31, 1998;

               3. The Company's Current Reports on Forms 8-K and 8-K/A filed February 17, 1998 and May 15, 1998 reporting the acquisition of Kinney System Holding Corp. and February 20, 1998 relating to the offering of Preferred Securities; and

               4. The Company's Prospectus dated March 13, 1998 filed pursuant to Rule 424(b)(5) of the Securities Act.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates the termination of this offering shall be deemed to be incorporated by reference in this Pospectus and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents referred to above, other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein or in any incorporated document. Requests should be directed to: Investor Relations Department, 2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212. The Company's telephone number is 615-297-4255.



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                                  RISK FACTORS

         The following factors should be considered, together with the other information contained or incorporated by reference in this Prospectus, in evaluating the Company and the Trust before purchasing the Offered Securities.

INTEGRATION OF ACQUISITIONS

         The Company completed three acquisitions in fiscal 1997 and the Diplomat and Kinney Acquisitions (defined herein) in the first two quarters of fiscal 1998. These acquisitions have substantially increased the number of persons employed by the Company, the number of facilities operated by the Company, and the geographic markets serviced by the Company. Although the Company believes that it can successfully integrate and manage acquired operations and achieve certain economies of scale, there can be no assurance that acquisitions will be integrated successfully into the Company's operations, that cost savings or operating synergies will be realized, to the extent anticipated by the Company or that the acquired operations will achieve levels of profitability that justify the Company's investments therein. Furthermore, there can be no assurance that the Company will be able to consummate parking facility or company acquisitions in the future at the rate currently expected, if at all, or, if completed, that any acquired facility or company will be successfully integrated into the Company's operations. Moreover, because of the price paid by the Company or because of the performance of acquired operations after such acquisitions, there can be no assurance that the results of the acquired operations will not be dilutive to the Company's per share earnings. Any acquisition contemplated or completed by the Company may result in adverse short-term effects on the Company's reported operating results, divert management's attention, introduce difficulties in retaining, hiring and training key personnel, and introduce risks associated with unanticipated problems or legal liabilities, some or all of which could have a material adverse effect on the Company's financial condition and results of operations. The Company receives information regarding potential acquisitions from time to time; however, there are currently no material acquisitions which the Company believes are more likely than not to occur.

ABILITY TO MANAGE GROWTH

         The Company intends to continue to expand its business by adding management contracts and leases and by acquiring additional parking facilities and operators. The Company's growth will be affected by the results of operations of added parking facilities which will depend upon contract terms, government licenses and approvals, and local competitive environments. The nature of licenses and approvals, and the timing and likelihood of obtaining them, vary widely from state to state and country to country. The Company's growth will also be directly affected by the Company's ability to obtain suitable financing and by the competitive environment for acquisitions. Some of the acquired operations may be located in geographic markets in which the Company has little or no presence. Successful integration and management of additional facilities will depend on a number of factors, many of which are beyond the Company's control. The Company's growth plans will also place significant demands on the Company's management and operating personnel and will require the Company to improve its operational, financial, and management information systems.

DEPENDENCE ON MANAGEMENT CONTRACTS AND LEASES

         The principal sources of the Company's revenues are management contracts and leases relating to parking facilities owned by unaffiliated property owners. For fiscal 1995, 1996 and 1997 revenues from management contracts accounted for 25.2%, 23.8%, and 18.9%, respectively, and revenues from leased facilities accounted for 70.6%, 71.8%, and 74.7%, respectively, of the Company's total revenues. For the six month periods ended March 31, 1997 and 1998, revenues from management contracts accounted for 20.1% and 16.5%, respectively, and revenues from leased facilities accounted for 74.1% and 78.3%, respectively, of the Company's total revenues. Management contracts, in general, are for terms of one to three years, but are cancelable by the property owner on short notice. Leases generally are for three to ten year terms. There can be no assurance that the Company will be able to maintain or renew its management contracts and leases on favorable terms. The loss, or renewal on less favorable terms, of a substantial number of management contracts or leases could have a material adverse effect on the Company's financial condition and results of operations. Under its management contracts, the Company provides ancillary services such as insurance, accounting, equipment leasing, and consulting. A material reduction in the profit margins associated with these ancillary services provided under its management contracts, caused by, among other things, increases in costs or claims associated with, or reductions in the number of clients purchasing, insurance provided by the Company could have a material adverse effect on the Company's financial condition and results of operations.

DEPENDENCE ON PROPERTY PERFORMANCE

         The Company's revenues and profitability are dependent on the performance of the parking facilities it owns, leases and manages. The Company's revenues from leased and owned parking facilities consist of parking fees collected by such facilities. For fiscal 1995, 1996, and 1997 revenues from leased and owned facilities accounted for 74.8%, 76.2%, and 81.1%, respectively, of the Company's total revenues. For the six month periods ended March 31, 1997 and 1998, revenues from leased and owned facilities accounted for 79.9% and 83.5%, respectively, of the Company's total revenues. The Company's leases generally require the Company to make a fixed monthly lease payment regardless



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of the parking fees collected. Some management contracts provide for payment to the Company based on a percentage of gross revenues generated by the parking facility. Accordingly, performance of the Company's parking facilities depends, in part, on the Company's ability to negotiate favorable contract terms, the Company's ability to control operating expenses, financial conditions prevailing generally and in areas where parking facilities are located, the nature and extent of competitive parking facilities in the area, and the real estate market generally.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND CONVERTIBLE
DEBENTURES

         The Company's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of the Company and pari passu with the most senior preferred stock issued from time to time, if any, by the Company. The obligations of the Company under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company and pari passu with obligations to or rights of the Company's other general unsecured creditors. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Convertible Debentures may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default. As of March 31, 1997, Senior Indebtedness aggregated approximately $76.0 million. In addition, because certain of the Company's operations are conducted through its subsidiaries and the subsidiaries have not guaranteed the payment of principal of and interest on the Convertible Debentures, all liabilities of the subsidiaries, including trade payables, are effectively senior to the Convertible Debentures and the Guarantee. There are no terms in the Preferred Securities, the Convertible Debentures or the Guarantee that limit the Company's or any subsidiary's ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Debentures and the Guarantee. See "Description of the Guarantee--Status of the Guarantee; Subordination" and "Description of the Convertible Debentures."

SUBORDINATION AND RESTRICTIVE COVENANTS

         The ability of the Trust to pay amounts due on the Preferred Securities is wholly dependent upon the Company making payments on the Convertible Debentures. Since certain of the Company's operations are conducted through its subsidiaries, the ability of the Company to pay interest and principal on the Convertible Debentures, and, therefore, for the Trust to make distributions and other payments on the Preferred Securities, may be dependent on the subsidiaries' ability to pay dividends to the Company. Because the subsidiaries do not guarantee the payment of principal of and interest on the Convertible Debentures, claims of holders of the Preferred Securities will effectively be subordinate to the claims of creditors of the subsidiaries, including trade creditors. See "--Ranking of Subordinate Obligations Under the Guarantee and Convertible Debentures."

         The ability of the Company's subsidiaries to pay dividends, as well as repay debt, is restricted by the provisions of the New Credit Facility and is dependent on the Company's financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond its control. There can be no assurance that financial results that comply with the restrictive covenants and financial tests in the New Credit Facility will be achieved.

RIGHTS UNDER THE GUARANTEE

         It is expected that at the time the Shelf Registration Statement becomes effective, the Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Guarantee Trustee (as defined herein) will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

         The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid distributions with respect to Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment, to the extent the Trust has funds available therefor, or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable



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on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement by
(i) the Property Trustee of its rights as registered holder of the Convertible Debentures against the Company pursuant to the terms of the Convertible Debentures or (ii) such holder of its right against the Company under certain circumstances to enforce payments on the Convertible Debentures. See "--Enforcement of Certain Rights by Holders of Preferred Securities," "Description of the Guarantee" and "Description of the Convertible Debentures." The Trust Agreement provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

OPTION TO EXTEND INTEREST PAYMENT PERIODS

         The Company has the right under the Indenture to defer payments of interest on the Convertible Debentures by extending the interest payment period at any time, and from time to time, on the Convertible Debentures. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue interest thereon, compounded quarterly) by the Trust during any such extended interest payment period. Such right to extend the interest payment period for the Convertible Debentures is limited to a period not exceeding 20 consecutive quarters, during which no interest shall be due and payable; provided, that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. In the event that the Company exercises this right to defer interest payments, the Company has agreed, among other things, (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Company Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such extension period, the Company may further extend the interest period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Preferred Securities--Distributions" and "Description of the Convertible Debentures--Option to Extend Interest Payment Periods."

         Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Preferred Securities for federal income tax purposes, which will be allocated but not distributed, to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. However, should the Company determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Convertible Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. See "United States Federal Income Taxation--Interest Income and Original Issue Discount."

COMPETITION

         The parking industry is highly competitive. The Company's competitors range from small single-lot operators to large regional and national multi-facility operators, and include municipal and other governmental entities. Some of the Company's present and potential competitors have or may obtain greater financial and marketing resources than those of the Company. Furthermore, the Company competes for qualified management personnel with other parking facility operators, with property management companies, and with property owners. There can be no assurance that the Company will not encounter increased competition in the future, due to, among other things, increased construction of parking facilities, which could limit its ability to attract customers, expand its business, or maintain profitable pricing levels, and which could have a material adverse effect on the Company's financial condition or results of operations or decrease its market share. The Company competes for acquisitions with other parking facility operators, real estate developers and real estate investment trusts. There can be no assurance that the Company will not encounter increased competition for acquisitions in the future and that such competition will not have an adverse effect on the Company's ability to complete acquisitions or on prices paid for acquisitions.

FOREIGN CURRENCY EXCHANGE RATES

         The Company operates in the United Kingdom, Germany, Mexico, Malaysia, Canada, and Spain, maintains a business development office in the Netherlands, and intends to expand its business in these and other international locations. For the six months ended March 31, 1998, revenues from United Kingdom operations represented 96.1% of the revenues generated by foreign operations, excluding earnings from joint ventures. The Company receives revenues and incurs expenses in various foreign currencies in connection with its foreign operations and, as a result, the Company is subject to currency exchange rate fluctuations. The Company intends to continue to invest in foreign leased or owned parking facilities, either independently or through joint ventures, where appropriate, and may become increasingly exposed to foreign currency fluctuations. Presently, the Company has limited exposure to foreign currency risk and anticipates implementing a hedge program if such risk materially increases.

DEPENDENCE ON KEY MANAGEMENT

         The success of the Company is highly dependent on the continued services of the Company's management team. The loss of services of one or more members of the Company's senior management team could have a material adverse effect on the Company's financial condition and results of operations. Although the Company has entered into employment agreements with, and historically has been successful in retaining the services of, its senior management, there can be no assurance that the Company will be able to retain such personnel in the future. The Company is a beneficiary of certain life insurance policies on certain key executives ranging from $100,000 to approximately $1.2 million.

ENVIRONMENTAL AND OTHER REGULATIONS

         Under various federal, state, and local environmental laws, ordinances, and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under, or in such property. Such laws typically impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In connection with the ownership or operation of parking facilities, the Company may be potentially liable for such costs. Although the Company is currently not aware of any material environmental claims pending or threatened against it or any of its owned or operated parking facilities, there can be no assurance that a material environmental claim will not be asserted against the Company or against its owned or operated parking facilities. The cost of defending against claims of liability, or of remediating a contaminated property, could have a material adverse effect on the Company's financial condition or results of operations.

         Various other governmental regulations affect the Company's operation of parking facilities, both directly and indirectly, including air quality laws, licensing laws, and the Americans with Disabilities Act of 1990 (the "ADA"). Under the ADA, all public accommodations, including parking facilities, are required to meet certain federal requirements related to access and use by disabled persons. Although management believes that the parking facilities it owns and operates are in substantial compliance with these requirements, a determination that the Company or the facility owner is not in compliance with the ADA could result in the imposition of fines or damage awards against the Company.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

         If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Convertible Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Convertible Debentures. If the Property Trustee fails to enforce its rights under the Convertible Debentures, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of

Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures. The Indenture provides that the Indenture Trustee (as defined herein) shall give holders of the Convertible Debentures notice of all uncured defaults or events of default within 30 days after occurrence. However, except in the case of a default or an event of default in payment on the Convertible Debentures, the Indenture Trustee (as defined herein) is protected in withholding such notice if its officers or directors in good faith determine that withholding of such notice is in the interest of the holders.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

         Upon the occurrence of a Special Event (as defined herein), the Trust shall be dissolved, except in the limited circumstance described below, with the result that the Convertible Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In the case of a Special Event that is a Tax Event, in certain circumstances, the Company shall have the right to redeem the Convertible Debentures, in whole or in part, in lieu of a distribution of the Convertible Debentures by the Trust, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Convertible Debentures are redeemed by the Company. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

         Under current federal income tax law, a distribution of Convertible Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. Upon occurrence of a Special Event, however, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Convertible Debentures or Cash Upon Liquidation of the Trust."

         There can be no assurance as to the market prices for the Preferred Securities or the Convertible Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Convertible Debentures that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Convertible Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Convertible Debentures and should carefully review all the information regarding the Convertible Debentures contained in this Prospectus. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

LIMITED VOTING RIGHTS

         Holders of Preferred Securities have limited voting rights and are not entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities--Voting Rights."

VARIATIONS IN QUARTERLY OPERATING RESULTS

         The Company has experienced fluctuations in its quarterly revenues and profitability. These fluctuations are caused by a variety of factors including the timing of gains on sales of owned facilities, preopening costs, the effect of weather on travel and transportation patterns, and local and national economic conditions. There can be no assurance that fluctuations in revenues and net earnings will not cause the market price of the Company Common Stock to fluctuate substantially. Results for any particular quarter may not be indicative of future results or results for the full fiscal year.

CONTROL BY MR. CARELL AND FAMILY

         Monroe J. Carell, Jr., Chairman and Chief Executive Officer of the Company, trusts established for the benefit of his family, and foundations controlled by Mr. Carell and his family, beneficially own an aggregate of approximately 61.5% of the outstanding shares of Company Common Stock as of March 31, 1998, after giving pro forma effect to the Company's Common Stock offering in March 1998. Accordingly, such persons have majority control of the Company and the ability to elect all members of the Board of Directors; to effect or prevent a merger or a sale of assets; to adopt, amend, or repeal the Company's Amended and Restated Charter and Bylaws; and to take certain other actions requiring the vote or consent of the Company's shareholders.

VOLATILITY OF MARKET PRICE FOR COMPANY COMMON STOCK

         From time to time, there may be significant volatility in the market price of the Company Common Stock. The Company believes that the current market price of the Company Common Stock reflects expectations that the Company will be able to continue to operate its facilities profitably, add management contracts and leases and acquire new facilities at a significant rate, and operate them profitably. If the Company is unable to operate its facilities profitably or add new facilities at a pace that reflects the expectations of the market, investors could sell shares of the Company

Common Stock at or after the time that it becomes apparent that the expectations may not be realized, resulting in a decrease in the market price of the Company Common Stock. In addition to quarterly operating results of the Company, changes in earnings estimates by analysts, general conditions in the economy, the financial markets, or the parking industry, or other developments affecting the Company could cause the market price of the Company Common Stock to fluctuate substantially. The stock market may experience extreme price and volume fluctuations and such volatility may have a significant effect on the market price of the Company Common Stock for reasons unrelated to the Company's operating performance. See "Price Range of Company Common Stock and Dividend Policy."

TRADING CHARACTERISTICS OF PREFERRED SECURITIES

         The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Debentures. In addition, as a result of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided interest in the assets of the Trust) may be more volatile than other similar securities where the issuer does not have such right to defer interest payments. A holder who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income (i.e., OID) and to add such amount to his adjusted tax basis in his pro rata share of the underlying Convertible Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes. See "United States Federal Income Taxation--Interest Income and Original Issue Discount" and "--Sales of Preferred Securities."

LACK OF PUBLIC MARKET FOR THE PREFERRED SECURITIES

         There is no existing trading market for the Preferred Securities, and there can be no assurance regarding the future development of a market for the Preferred Securities, or the ability of holders of the Preferred Securities to sell their Preferred Securities or the price at which such holders may be able to sell their Preferred Securities. If such a market were to develop, the Preferred Securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, the price of the Company Common Stock, the Company's operating results, any election by the Company to extend interest payment periods and the market for similar securities. The Initial Purchasers currently make a market in the Preferred Securities. The Initial Purchasers are not obligated to do so, however, and any market making with respect to the Preferred Securities may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the Preferred Securities or that an active public market for the Preferred Securities will develop. The Company does not intend to apply for listing or quotation of the Preferred Securities on any securities exchange or stock market.

\


                                   THE COMPANY

         Central Parking Corporation (the "Company") is a leading provider of parking services operating, as of March 31, 1998, 2,272 parking facilities containing approximately 933,000 spaces in 34 states, the District of Columbia, Puerto Rico, the United Kingdom, Germany, Canada, Mexico, Malaysia, and Spain. The Company also has a business development office in the Netherlands. In each of the last five years, the Company has increased the number of facilities it operates by approximately 150 facilities, excluding acquisitions and major property purchases. The Company's leadership position in the parking industry is a result of applying professional management strategies to a fragmented industry managed largely by small local operators; developing relationships with key real estate managers and developers, including sports arena operators; understanding the needs of the parking public; applying technology to parking services; and retaining employees through formal training programs and performance-based compensation.

         The Company provides parking management services at multi-level parking facilities and surface lots. It also provides parking consulting, shuttle, valet, parking meter enforcement, and billing and collection services. The Company operates parking facilities under three general types of arrangements: management contracts, leases, and fee ownership. As of March 31, 1998, the Company operated 1,168 parking facilities under management contracts, 1,037 parking facilities under leases, and owned, either independently or through joint ventures, 67 parking facilities.

         The International Parking Institute (the "IPI") estimates that there are 35,000 parking facilities in the United States generating approximately $26.0 billion of annual revenues, which is divided evenly between commercial and governmental operators. The commercial parking services business is very fragmented, consisting of a few national companies and approximately 1,000 small, privately-held local and regional operators. The Company believes that it has the opportunity to consolidate a portion of this fragmented, localized industry by using its competitive advantages with regard to scale, financial strength, technology, controls, and professionalism, all of which are becoming increasingly important in the parking services business. For the same reasons, the Company believes that it is well-positioned to be selected by municipal and other governmental entities to operate their parking facilities and provide parking-related services as such entities move toward outsourcing and privatization.

         The Company distinguishes itself from its competitors by combining a reputation for professional integrity and quality management with operating strategies designed to increase the revenues of parking operations for its clients. The Company's clients include some of the nation's largest owners and developers of mixed-use projects, major office building complexes, sports stadiums, and hotels, as well as several municipalities. Parking facilities operated by the Company include, among others, certain terminals operated by BAA Heathrow International Airport (London), the Prudential Center (Boston), One Penn Plaza (New York), Ericsson Stadium (Charlotte), Busch Stadium (St. Louis), Reunion Arena (Dallas), Coors Field (Denver), Cinergy Field (Cincinnati), Turner Stadium (Atlanta), and various parking facilities owned by the Hyatt and Westin hotel chains, the Rouse Company, Faison Associates, May Department Stores, Equity Office Properties, and Crescent Real Estate.

         The Company's growth strategy is to increase revenues and profitability by (i) increasing its market share through take-aways of competitors' contracts, winning new management and lease contracts, purchasing properties, and nurturing relationships with large real estate developers and asset managers; (ii) continuing to pursue strategic acquisitions of other parking service companies; and (iii) expanding its international activity, principally through joint venture arrangements and consulting engagements. In addition, the Company intends to achieve operating efficiencies through economies of scale by leveraging its corporate infrastructure and its established presence in local markets. Management also believes that privatization of parking and parking-related services will provide significant opportunities in the future.

         Central Parking Corporation's principal executive offices are located at 2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212, and its telephone number at that address is (615) 297-4255.

                               RECENT DEVELOPMENTS

ACQUISITION OF DIPLOMAT PARKING CORPORATION


         On October 1, 1997, subsequent to its fiscal year end, the Company acquired the stock and certain assets of Diplomat Parking Corporation ("Diplomat") for approximately $21.7 million in cash and notes (the "Diplomat Acquisition"). The acquisition was financed through the Company's revolving credit facility. As of September 30, 1997, Diplomat operated 164 parking facilities containing approximately 37,000 parking spaces, located primarily in Washington, D.C. and Baltimore, Maryland.

ACQUISITION OF KINNEY SYSTEM HOLDING CORP.

         On February 12, 1998, the Company acquired Kinney System Holding Corp. ("Kinney"), a privately-held company headquartered in New York City, which the Company believes is the largest operator of parking facilities in the New York City metropolitan area and one of the largest parking companies in the Northeastern United States (the "Kinney Acquisition" and, collectively with the Diplomat Acquisition, the "Acquisitions"). Kinney has been in the parking business for over 60 years. In addition to enhancing the Company's leading market position in New York City, Kinney increases the Company's presence in a number of other major markets such as Boston, Philadelphia and Washington, D.C. and broadens its geographic coverage in the following nine states: Connecticut, Florida, Kentucky, Maryland, Massachusetts, New Hampshire, New York, Pennsylvania, and Virginia. Kinney provides both self-parking and valet parking services, and provides parking related services such as facility design and development and consulting services.

         On February 12, 1998, Kinney operated 403 parking facilities containing approximately 168,800 spaces, including approximately 76,700 in the New York City metropolitan area, 42,800 in Boston, 30,100 in Philadelphia and 10,300 in Washington, D.C. Kinney's facility mix was comprised of 225 leased sites, 170 managed sites and 8 owned sites. The parking facilities operated by Kinney include Yankee Stadium, the Waldorf-Astoria, Port Authority Bus Terminal, World Financial Center and the General Motors Building in New York City, The Ritz-Carlton--Boston, Government Center in Boston, Spectrum--Philadelphia, and the Four Seasons Hotel of Washington, D.C.

         Consideration for the Kinney Acquisition was $208.8 million, including $171.8 million in cash and other consideration and $37.0 million (882,422 shares) in Company Common Stock. In connection with this transaction, the Company assumed $8.1 million in capitalized leases and refinanced $24.2 million in existing Kinney debt. The purchase price is subject to adjustment based on the outcome of an independent evaluation of Kinney's February 12, 1998 balance sheet. The Company financed the Kinney Acquisition with borrowings under the New Credit Facility described below.

NEW CREDIT FACILITY

         On February 11, 1998, the Company established a new credit facility (the "New Credit Facility") providing for an aggregate availability of up to $300 million, consisting of a five-year $200 million revolving credit facility, including a sublimit of $25 million for standby letters of credit, and a $100 million five-year term loan. The New Credit Facility bears interest until June 30, 1998 at a rate of LIBOR plus 1.25%. On June 30, 1998, the interest rate on the New Credit Facility and the commitment fee on the unused portion will revert to a grid pricing based upon the achievement of various financial ratios. The New Credit Facility contains certain covenants including those that require the Company to maintain certain financial ratios, restrict further indebtedness, and limit the amount of dividends payable. The Company used borrowings under the New Credit Facility to replace the Company's prior revolving credit facility and to finance the Kinney Acquisition. On March 18, 1998, the Company completed the Original Offering and an offering of additional equity, from which the Company obtained $195.3 million in proceeds. The Company repaid and terminated the $100 million term loan with proceeds from the offerings. The remaining $95.3 million in proceeds was applied to reduce the outstanding balance under the $200 million revolving credit facility.

PUBLIC OFFERING OF THE COMPANY COMMON STOCK

         Concurrently with the Original Offering, the Company offered 1,875,000 shares of Company Common Stock pursuant to a registered public offering (the "Company Common Stock Offering"), which along with over-allotments totalled 2,137,500 shares. The net proceeds to the Company from the Company Common Stock Offering were approximately $89.3 million after deducting underwriting discounts and commissions and estimated offering expenses.

                          CENTRAL PARKING FINANCE TRUST

         Central Parking Finance Trust (the "Trust") is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Company (as Depositor), the Delaware Trustee and one of the Administrative Trustees (each as defined herein) and (ii) the filing of a certificate of trust with the Delaware Secretary of State on February 18, 1998. In connection with the Original Offering, such trust agreement was amended and restated in its entirety (as so amended and restated, the "Trust Agreement"). The Trust exists for the sole purposes of (i) issuing and selling the Preferred Securities and Common Securities, (ii) using the proceeds from the sale of the Preferred Securities and Common Securities to acquire the Convertible Debentures issued by the Company and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Convertible Debentures are the sole assets of the Trust, and payments under the Convertible Debentures will be the sole revenue of the Trust. The Trust has a term of 30 years, but may dissolve earlier as provided in the Trust Agreement.

         All of the Common Securities are directly or indirectly owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of a Declaration Event of Default (as defined herein) resulting from an Event of Default under the Indenture, the rights of the Company as holder of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of the Preferred Securities--Subordination of Common Securities." The Company has acquired Common Securities in an aggregate liquidation amount equal to 3% of the total capitalization of the Trust.

         The Trust's business and affairs are conducted by its trustees, which were appointed by the Company as holder of the Common Securities. Pursuant to the Trust Agreement, the number of trustees is initially five. Three of the trustees (the "Administrative Trustees") are persons who are employees or officers of, or affiliated with, the Company. A fourth trustee is a financial institution unaffiliated with the Company that serves as property trustee (the "Property Trustee") under the Trust Agreement. Chase Bank of Texas, National Association is the Property Trustee until removed or replaced by the holder of the Common Securities. See "Description of the Convertible Debentures." The fifth trustee is a financial institution or an affiliate thereof which maintains a principal place of business or residence in the State of Delaware (the "Delaware Trustee"). Chase Manhattan Bank Delaware is the Delaware Trustee until removed or replaced by the holder of the Common Securities. The Administrative Trustees, the Property Trustee and the Delaware Trustee are referred to herein as the "Issuer Trustees." Chase Bank of Texas, National Association also acts as indenture trustee under the Guarantee (the "Guarantee Trustee") and as the indenture trustee under the Indenture. See "Description of the Guarantee" and "Description of the Convertible Debentures."

         The Property Trustee holds the title to the Convertible Debentures for the benefit of the Trust and holders of the Preferred Securities and the Common Securities and has the power to exercise all of the rights, powers and privileges as the holder of the Convertible Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Debentures for the benefit of the Trust and holders of the Preferred Securities and the Common Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to holders of the Preferred Securities and the Common Securities out of funds from the Property Account. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the holder of all the Common Securities, has the right to appoint, remove or replace any Issuer Trustee and to increase or decrease the number of Issuer Trustees, provided that the number of Issuer Trustees shall be at least three, the majority of which will be Administrative Trustees. The duties and obligations of obligations of the Issuer Trustees are governed by the Trust Agreement. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Trust Agreement and the Delaware Business Trust Act, as amended (the "Trust Act").

         The Company will pay all fees and expenses related to the Trust and the offering of the Trust Securities and will pay, directly or indirectly, all ongoing costs and expenses of the Trust. See "Description of the Convertible Debentures." The principal corporate offices of the Trust are located at 2401 21st Avenue South, Suite 200, Nashville, TN 37212, and its telephone number is
(615) 297-4255.



                                 USE OF PROCEEDS

         Neither the Company nor the Trust will receive any proceeds from the sale of the Offered Securities.

             PRICE RANGE OF COMPANY COMMON STOCK AND DIVIDEND POLICY

         The Company Common Stock is quoted on the NYSE under the symbol "CPC." The following table sets forth, on a per share basis for the periods indicated, the high and low sale prices for the Company Common Stock as reported by the NYSE.

                                                                                    HIGH             LOW
                                                                                    ----             ---
FISCAL 1996
First Quarter (since the Company's initial public offering on October 10, 1995)   $  13.11         $  8.00
Second Quarter                                                                       18.17           12.00
Third Quarter                                                                        22.75           15.83
Fourth Quarter                                                                       22.17           15.75

FISCAL 1997
First Quarter                                                                     $  24.58         $ 21.08
Second Quarter                                                                       22.75           16.33
Third Quarter                                                                        23.25           15.92
Fourth Quarter                                                                       32.92           22.17

FISCAL 1998
First Quarter                                                                     $  46.81         $ 31.42
Second Quarter                                                                       49.38           38.44
Third Quarter                                                                        48.44           40.31
Fourth Quarter (through August 5, 1998)                                              53.38           45.69

         On August 5, 1998, the last reported sale price of the Company Common Stock on the NYSE was $47.06 per share. On August 5, 1998, there were approximately 8,000 holders of the Company Common Stock, based on the number of record holders and the number of individual participants represented by security position listings.

         Since April 1997, the Company has distributed a quarterly cash dividend of $0.015 per share of Company Common Stock. The Company had previously declared a dividend of $0.013 per share of Company Common Stock following the end of each quarter since its initial public offering in October 1995. The Board of Directors currently intends to declare a cash dividend each quarter depending on the Company's profitability and capital necessary to finance operations and expansion. The Company reserves the right, however, to retain all or a substantial portion of its earnings to finance the operation and expansion of the Company's business. As a result, the future payment of dividends will depend upon, among other things, the Company's profitability, capital requirements, financial condition, growth, business opportunities, and other factors that the Board of Directors may deem relevant, including restrictions in any then-existing credit agreement. The New Credit Facility contains certain restrictions on the Company's ability to pay dividends; however, the Company does not believe these restrictions limit its ability to pay currently anticipated cash dividends. In addition, the Preferred Securities prohibit the payment of dividends on the Company Common Stock if the quarterly distributions on the Preferred Securities are not made for any reason.



                 RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)

         The following table sets forth the Company's ratio of earnings to fixed charges on a historical basis for each of the three years in the period ended September 30, 1997 and for the six-month periods ended March 31, 1997 and March 31, 1998. The pro forma ratio of earnings to fixed charges gives effect to the Acquisitions, including the incurrence of related indebtedness, the Original Offering, the Company Common Stock Offering and the application of the net proceeds to reduce indebtedness, as if they had occurred on October 1, 1996.


                                                                        Six Months
                                        Year Ended September 30,      Ended March 31,
                                        ------------------------      --------------

                                        1995      1996      1997      1997      1998
                                        ----      ----      ----      ----      ----

Ratio to earnings to fixed charges      1.9x      2.1x      1.9x      1.9x      1.8x


         For purposes of this computation, fixed charges consist of interest expense and amortization of deferred financing fees, capitalized interest and one-third of rental expenses, representative of that portion of rental expenses attributable to interest and preferred stock dividends. Earnings consist of income before income taxes plus fixed charges (other than capitalized interest, but including the amortization thereof).

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of March 31, 1998. This table should be read in conjunction with the Company's Management's Discussion and Analysis of Financial Condition and Results of Operations and Unaudited Pro Forma Consolidated Financial Information and the Consolidated Financial Statements and Notes thereto incorporated herein by reference.


                                                              Actual
                                                            ---------
                                                         (In thousands)

Long-term debt and capital lease obligations, less          $  70,796
  current portion
Mandatorily redeemable convertible preferred                       --
  securities of trust subsidiary
Shareholders' equity:
Preferred Stock, $0.01 par value, 1,000,000 shares                 --
  authorized, no shares outstanding
Common Stock, $0.01 par value, 50,000,000 shares                  295
  authorized; 26,316,054(1) issued and outstanding,
  actual; and 29,335,976(1) shares issued and
  outstanding, pro forma as adjusted
Additional paid-in capital                                    162,901
Foreign currency translation adjustment                           342
Retained earnings                                             175,058
Deferred compensation on restricted stock, net                   (536)
                                                            ---------
      Total shareholders' equity                              238,060
                                                            ---------
      Total capitalization                                  $ 418,856
                                                            =========

(1) Does not include 833,385 shares of Company Common Stock issuable upon the exercise of stock options granted under the Company's stock option plans at March 31, 1998 or any shares of Company Common Stock issuable upon the conversion of the Preferred Securities offered hereby.


                              ACCOUNTING TREATMENT

         The financial statements of the Trust will be consolidated with the Consolidated Financial Statements of the Company, with the Preferred Securities shown on such Consolidated Financial Statements as mandatorily redeemable convertible preferred securities of trust subsidiary. The sole assets of the Trust will be the Convertible Debentures.

                     DESCRIPTION OF THE PREFERRED SECURITIES

         The following summary of certain material terms and provisions of the Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement. The Preferred Securities were issued pursuant to the terms of the Trust Agreement and the Trust Act. It is expected that at the time this Shelf Registration Statement of which this Prospectus forms a part becomes effective, the Trust Agreement will be qualified as an indenture under the Trust Indenture Act. Chase Bank of Texas, National Association, as Property Trustee, will act as indenture trustee for purposes of compliance with the Trust Indenture Act. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act.

GENERAL

         Pursuant to the terms of the Trust Agreement, the Issuer Trustees, on behalf of the Trust, have issued the Trust Securities. The Preferred Securities represent preferred, undivided beneficial ownership interests in the assets of the Trust and entitle the holders thereof to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. The Preferred Securities will be issued in fully registered form without interest coupons. The Common Securities represent common, undivided beneficial interests in the assets of the Trust.

         All of the Common Securities are owned, directly or indirectly, by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise were subordinated to the rights of the holders of Preferred Securities. See "--Subordination of Common Securities." Title to the Convertible Debentures is held by the Property Trustee for the benefit of the holders of the Trust Securities. The Trust Agreement does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. The payment of distributions out of moneys held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Guarantee." The Guarantee is held by Chase Bank of Texas, National Association, the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to (i) vote to direct the Property Trustee to enforce the Property Trustee's rights under the Convertible Debentures or (ii) if the failure of the Trust to pay distributions is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures, to institute a proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. See "--Voting Rights."

DISTRIBUTIONS

         Distributions on Preferred Securities are fixed at a rate per annum of 5 1/4% of the stated liquidation amount of $25 per Preferred Security. Distributions in arrears for more than one quarter will bear interest thereon at a rate per annum of 5 1/4% thereof compounded quarterly. The term "distribution" as used herein includes any such interest (including any Additional Interest, Compounded Interest and Liquidated Damages, if any (each as defined herein)) payable unless otherwise stated. The amount of distributions payable for any period are computed on the basis of a 360-day year of twelve 30-day months.

         Distributions on the Preferred Securities are cumulative, accrue from the date of initial issuance and are payable quarterly in arrears on each January 1, April 1, July 1 and October 1, commencing July 1, 1998, when, as and if available for payment, by the Property Trustee, except as otherwise described below. So long as no Indenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer interest payments from time to time on the Convertible Debentures for successive periods not exceeding 20 consecutive quarterly interest periods (each, an Extension Period) during which no interest shall be due and payable; provided, that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. As a consequence of such extension, quarterly distributions on the Preferred Securities would be deferred (though such distributions would continue to accrue with interest) during any such extended interest payment period. In the event that the Company exercises this right, then, during such period, the Company has agreed, among other things, (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Company Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)), (b) not to make any payment of interest, principal of or premium, if any, on, or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures, and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarters and that such Extension Period may not extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Description of the Convertible Debentures--Interest" and "Description of the Convertible Debentures--Option to Extend Interest Payment Periods." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to the holders of record of Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

         The Company has no current intention to exercise its right to defer payments of interest by extending the interest payment period on the Convertible Debentures.

         Distributions on the Preferred Securities will be made to the extent that the Trust has funds available for the payment of such distributions in the Property Account. Amounts available to the Trust for distribution to the holders of the Preferred Securities will be limited to payments received by the Trust from the Company for the Convertible Debentures. See "Description of the Convertible Debentures." The payment of distributions out of funds held by the Trust is guaranteed by the Company on a limited basis as set forth under "Description of the Guarantee."

         Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be fifteen days prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "--Book-Entry Only Issuance-The Depository Trust Company" below. In the event that any date on which distributions are payable on the Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in New York, New York or in Wilmington, Delaware are authorized or required by law to close.

CONVERSION RIGHTS

         General. Preferred Securities are convertible at any time prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the date of repayment of such Preferred Securities, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), at the option of the holder thereof and in the manner described below, into shares of Company Common Stock at an initial conversion rate of 0.4545 shares of Company Common Stock for each Preferred Security (equivalent to a conversion price of $55.00 per share of Company Common Stock), subject to adjustment as described below. The Trust covenants in the Trust Agreement not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Property Trustee, as conversion agent (the "Conversion Agent"), by a holder of Preferred Securities.

         A holder of a Preferred Security wishing to exercise its conversion right shall deliver an irrevocable conversion notice, together, if the Preferred Security is a Certificated Security (as defined herein), with such Certificated Security, to the Conversion Agent which shall, on behalf of such holder, exchange such Preferred Security for a portion of the Convertible Debentures and immediately convert such Convertible Debentures into Company Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. Procedures for converting book-entry Preferred Securities into shares of Company Common Stock will differ, as described under "--Book-Entry Only Issuance-The Depository Trust Company."

         Holders of Preferred Securities at 5:00 p.m. (New York City time) on a distribution record date will be entitled to receive the distribution payable on such Preferred Securities on the corresponding distribution payment date notwithstanding the conversion of such Preferred Securities following such distribution record date but prior to such distribution payment date. Except as provided in the immediately preceding sentence, neither the Trust nor the Company will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Preferred Securities. The Company will make no payment or allowance for distributions on the shares of Company Common Stock issued upon such conversion, except to the extent that such shares of Company Common Stock are held of record on the record date for any such distributions. Each conversion will be deemed to have been effected immediately prior to 5:00 p.m. (New York City time) on the day on which the related conversion notice was received by the Conversion Agent.

         Shares of Company Common Stock issued upon conversion of Preferred Securities will be validly issued, fully paid and non-assessable. No fractional shares of Company Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash based on the last reported sale price of Company Common Stock on the date such Preferred Securities are surrendered for conversion.

         Conversion Price Adjustments--General. The conversion price is subject to adjustment in certain events, including (a) the issuance of shares of Company Common Stock as a dividend or a distribution with respect to Company Common Stock, (b) subdivisions, combinations and reclassifications of Company Common Stock, (c) the issuance to all holders of Company Common Stock of rights or warrants entitling them (for a period not exceeding 45 days) to subscribe for shares of Company Common Stock at less than the then Current Market Price (as defined below) of the Company Common Stock, (d) the distribution to holders of Company Common Stock of evidences of indebtedness of the Company, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions paid exclusively in cash), (e) the payment of dividends (and other distributions) on Company Common Stock paid exclusively in cash, excluding cash dividends if the annualized per share amount thereof does not exceed 20% of the Current Market Price of Company Common Stock as of the trading day immediately preceding the date of declaration of such dividend, and (f) payment to holders of Company Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by the Company for Company Common Stock at a price in excess of 110% of the then Current Market Price of Company Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer. The term "Current Market Price" means the average of the daily closing prices for the five consecutive trading days selected by the Company commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question or, if applicable, the day before the "ex" date with respect to the issuance or distribution in question.

         The Company from time to time may reduce the conversion price of the Convertible Debentures (and thus the conversion price of the Preferred Securities) by any amount selected by the Company for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Company's Board of Directors deems advisable to avoid or diminish any income tax to holders of Company Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "United States Federal Income Taxation--Adjustment of Conversion Price."

         No adjustment of the conversion price will be made upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Company Common Stock under any such plan. No adjustment in the conversion price will be required unless such adjustment would require a change of at least one percent (1%) in the price then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Preferred Securities.

         Conversion Price Adjustments--Merger, Consolidation or Sale of Assets of the Company. If any Fundamental Change (as defined below) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change (as defined below), each Preferred Security shall be convertible solely into common stock of the kind received by holders of Company Common Stock as a result of such Common Stock Fundamental Change.

         In the event that the Company is party to any transaction (including, without limitation, a merger other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Company Common Stock), consolidation, sale of all or substantially all of the assets of the Company, recapitalization or reclassification of Company Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Company Common Stock) or any compulsory share exchange (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which shares of Company Common Stock shall be converted into the right to receive, or shall be exchanged for,
(i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each Preferred Security shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change, amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Company Common Stock into which a Preferred Security was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Common Stock Fundamental Change, common stock, each Preferred Security shall thereafter be convertible (in the manner described therein) into common stock of the kind received by holders of Company Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The holders of Preferred Securities have no voting rights with respect to any Transaction.

         The conversion price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

                  (i) in the case of a Non-Stock Fundamental Change (as defined below), the conversion price of the Preferred Securities will thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the greater of the Applicable Price (as defined below) or the then applicable Reference Market Price (as defined below) plus any then-accrued and unpaid distributions on one Preferred Security; and

                  (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Preferred Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be the Purchaser Stock Price (as defined below) and the denominator will be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Company Common Stock is common stock of the successor, acquirer, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all Company Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquirer, or other third party, the conversion price of the Preferred Securities in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquirer, or other third party received by a holder of one share of Company Common Stock as a result of such Common Stock Fundamental Change.

         The foregoing conversion price adjustments are designed, in certain circumstances, to reduce the conversion price that would be applicable in "Fundamental Change" Transactions where all or substantially all the Company Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of Company Common Stock consists of stock listed or admitted for listing subject to notice of issuance on the NYSE or a national securities exchange or quoted on the Nasdaq National Market (a Non-Stock Fundamental Change, as defined below). Such reduction would result in an increase in the amount of the securities, cash, or property into which each Preferred Security is convertible over that which would have been obtained in the absence of such conversion price adjustment.

         In a Non-Stock Fundamental Change Transaction where the initial value received per share of Company Common Stock (measured as described in the definition of Applicable Price below) is lower than the then applicable conversion price of a Preferred Security but greater than or equal to the "Reference Market Price," the conversion price will be adjusted as described above with the effect that each Preferred Security will be convertible into securities, cash or property of the same type received by the holders of Company Common Stock in the Transaction but in an amount per Preferred Security that would at the time of the Transaction have had a value equal to the Liquidation Preference.


         In a Non-Stock Fundamental Change Transaction where the initial value received per share of Company Common Stock (measured as described in the definition of Applicable Price) is lower than both the conversion price of a Preferred Security in effect prior to any adjustment described above and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

         In a Fundamental Change Transaction where all or substantially all the Company Common Stock is converted into securities, cash, or property and more than 50% of the value received by the holders of Company Common Stock consist of listed or Nasdaq National Market traded common stock (a Common Stock Fundamental Change, as defined below), the foregoing adjustments are designed to provide in effect that (a) where Company Common Stock is converted partly into such common stock and partly into other securities, cash, or property, each Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of "Purchaser Stock Price" below) equals the value of the shares of Company Common Stock into which such Preferred Security was convertible immediately before the Transaction (measured as aforesaid) and (b) where Company Common Stock is converted solely into such common stock, each Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Company Common Stock into which such Preferred Security was convertible immediately before such Transaction.

         The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of the Company Common Stock receive only cash, the amount of cash received by the holder of one share of Company Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices (as defined below) for the Company Common Stock during the ten trading days prior to the record date for the determination of the holders of Company Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the Company Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date"), in each case as adjusted in good faith by the Company to appropriately reflect any of the events referred to in clauses
(i) through (vi) of the first paragraph under "--Conversion Price Adjustments--General."

         The term "Closing Price" means on any day the reported last sale price on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the NYSE Consolidated Transactions Tape or, if the stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any NYSE member firm, selected by the Debenture Trustee for that purpose.

         The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Company Common Stock consists of common stock that for each of the ten consecutive trading days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either
(i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities or (ii) not later than the occurrence of such Fundamental Change, the outstanding Preferred Securities are converted into or exchanged for shares of convertible preferred stock of an entity succeeding to the business of the Company or a subsidiary thereof, which convertible preferred stock has powers, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and restrictions, substantially similar to those of the Preferred Securities.

         The term "Fundamental Change" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all of the Company Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), provided, that, in the case of a plan involving more than one such Transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Company Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the consideration that a holder of Company Common Stock received in such Transaction or event as a result of which more than 50% of the Company Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property. The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

         The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by the Company to appropriately reflect any of the events referred to in clauses
(i) through (vi) of the first paragraph under "--Conversion Price Adjustments--General."

         The term "Reference Market Price" shall initially mean $29.37 (which is an amount equal to 66 2/3% of the reported last sale price for Company Common Stock on the NYSE Consolidated Transactions Tape on March 12, 1998) and in the event of any adjustment of the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price of the Preferred Securities.

         Conversion price adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends to holders of Preferred Securities or to the holders of Company Common Stock. See "United States Federal Income Taxation--Adjustment of Conversion Price."

REDEMPTION

         The Convertible Debentures mature on April 1, 2028, and may be redeemed, in whole or in part, at any time after April 3, 2001 or at any time in certain circumstances upon the occurrence of a Tax Event. Upon the repayment of the Convertible Debentures, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), the proceeds from such repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Convertible Debentures so repaid or redeemed at the applicable Redemption Price, together with accrued and unpaid distributions through the date of redemption; provided, that holders of the Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "--Special Event Redemption or Distribution," "--Redemption Procedures," "Description of the Convertible Debentures--General," "Description of the Convertible Debentures--Mandatory Redemption" and "Description of the Convertible Debentures-- Optional Redemption."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

         If, at any time, a Tax Event or an Investment Company Event (either event, a "Special Event") shall occur and be continuing, the Trust shall, unless the Convertible Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of creditors, if any, of the Trust, Convertible Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, and having the same record date for payment as the Preferred Securities and the Common Securities outstanding at such time would be distributed on a pro rata basis to the holders of the Preferred Securities and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Property Trustee, on behalf of the Trust, shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any income, gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Convertible Debentures; and, provided, further, that if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Property Trustee, on behalf of the Trust, has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Debentures for United States federal income tax purposes even if the Convertible Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Property Trustee shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Convertible Debentures, in whole (but not in part) for cash within 90 days following the occurrence of such Tax Event, and promptly following such redemption, the Preferred Securities and Common Securities will be redeemed by the Trust at the Redemption Price; provided, however, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost, the Company or the Trust will pursue such measure in lieu of redemption.

         "Tax Event" means that the Property Trustee, on behalf of the Trust, shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus (collectively, a "Change in Tax Law"), there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Convertible Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Convertible Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes. Notwithstanding anything in the previous sentence to the contrary, a Tax Event shall not include any Change in Tax Law that requires the Company for United States federal income tax purposes to defer taking a deduction for any OID that accrues with respect to the Convertible Debentures until the interest payment related to such OID is paid by the Company in money; provided, that such Change in Tax Law does not create more than an insubstantial risk that the Company will be prevented from taking a deduction for OID accruing with respect to the Convertible Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by the Company in money.

         "Investment Company Event" means that the Property Trustee, on behalf of the Trust, shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of

1940, as amended (the "1940 Act"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date hereof.

         On the date fixed for any distribution of Convertible Debentures, upon dissolution of the Trust, (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of such Preferred Securities, will receive a registered global certificate or certificates representing the Convertible Debentures to be delivered upon such distribution and (iii) certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent beneficial interests in the Convertible Debentures having an aggregate principal amount equal to the stated liquidation amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

         There can be no assurance as to the market price for the Convertible Debentures which may be distributed in exchange for Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Convertible Debentures which the investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Trust Securities exchanged. If the Convertible Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Convertible Debentures to be listed on the NYSE or on any such other national securities exchange or similar organization as the Preferred Securities are then listed or quoted.

         At any time, the Company has the right to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Convertible Debentures to be distributed to the holders of the Preferred Securities in dissolution of the Trust. Under current United States federal income tax law and interpretations and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Convertible Debentures should not be a taxable event to the Trust and holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to holders of the Preferred Securities. See "United States Federal Income Taxation--Receipt of Convertible Debentures or Cash upon Liquidation of the Trust."

REDEMPTION PROCEDURES

         The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid in cash on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

         In the event of any redemption in part, the Trust is not required to
(i) issue, register the transfer of or exchange any Preferred Security during a period beginning at the opening of business 15 days before any selection for redemption of Preferred Securities and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Preferred Securities to be so redeemed and (ii) register the transfer of or exchange any Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Preferred Securities being redeemed in part.

         If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), and if the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Convertible Debentures, then, by 12:00 noon, New York City time, on the redemption date, the Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount in respect of Preferred Securities represented by the Global Certificates (as defined herein) and will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay such amount in respect of any Certificated Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of Certificated Securities upon surrender of their certificates. If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Preferred Securities so called for redemption will cease, except (i) the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and (ii) the right to convert such Preferred Securities into Company Common Stock in the manner described herein through the close of business on the date fixed for redemption. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee described under "Description of the Guarantee," distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the amount payable upon redemption (other than for calculating any premium).

         Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

         If less than all of the Preferred Securities and Common Securities issued by the Trust are to be redeemed on a redemption date, then the aggregate liquidation preference of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata among the Preferred Securities and the Common Securities. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by lot or by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the liquidation preference of the Preferred Securities. The Property Trustee shall promptly notify the Conversion Agent in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation preference thereof to be redeemed; it being understood that, in the case of Preferred Securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation preference of Preferred Securities which has been or is to be redeemed.

         Notice of any redemption of Convertible Debentures will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Convertible Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Convertible Debentures or portions thereof called for redemption.

SUBORDINATION OF COMMON SECURITIES

         Payment of distributions on, and the amount payable upon redemption of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of the Trust Securities; provided, however, that, if on any distribution date or redemption date a Declaration Event of Default shall have occurred and be continuing, no payment of any distribution on, or amount payable upon redemption of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Preferred Securities, the full amount of such amount in respect of all outstanding Preferred Securities shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or the amount payable upon redemption of, Preferred Securities then due and payable.

         In the case of any Declaration Event of Default, the holder of Common Securities will be deemed to have waived any such Declaration Event of Default until all such Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Preferred Securities and not the holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities.

         If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

         Pursuant to the Trust Agreement, the Trust shall terminate (i) on April 1, 2028, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company, (iii) upon the filing of a certificate of dissolution or the equivalent with respect to the Company, the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a majority in liquidation amount of the Trust Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of all of the Convertible Debentures upon the occurrence of a Special Event, except in the case of a Tax Event that has occurred and is continuing following which the Company has elected to pay any additional sums such that the net amount received by holders of Preferred Securities in respect of Distributions is not reduced as a result of such Tax Event and the Company has not revoked any such election or failed to make such payments, (v) upon the entry of a decree of a judicial dissolution of the Company or the Trust, or (vi) upon the redemption, conversion or exchange of all the Trust Securities and the amounts necessary for redemption, conversion or exchange thereof, including any Additional Interest, Compounded Interest and Liquidated Damages, if any, shall have been paid to the holders in accordance with the terms of the Trust Securities.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

         Any entity into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be successor of such Issuer Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

         The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other entity, except as described below. The Trust may, with the consent of a majority of the Administrative Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Preferred Securities rank with respect to distributions, assets and payments, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Convertible Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on such national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) the Company guarantees the obligations of such successor entity under the Successor Securities to the same extent as provided by the Guarantee and (viii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust reasonably acceptable to the Property Trustee experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor trust) will be treated as a grantor trust for United States federal income tax purposes. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Common Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

DECLARATION EVENTS OF DEFAULT

         An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Trust Agreement with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Trust Agreement, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Trust Agreement and, therefore, the Indenture.

         If the Property Trustee fails to enforce its rights under the Convertible Debentures after a holder of Preferred Securities has made a written request, such holder of record of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Trust Agreement to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

         Within ten days after the occurrence of any Declaration Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Declaration Event of Default to the holders of the Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Declaration Event of Default shall have been cured or waived. Upon the occurrence of a Declaration Event of Default, the Property Trustee as the sole holder of the Convertible Debentures will have the right under the Indenture to declare the principal of and interest on the Convertible Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Trust Agreement.

VOTING RIGHTS

         Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Guarantee--Amendments and Assignment," and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

         Subject to the requirement of the Property Trustee to obtain a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee, as holder of the Convertible Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Convertible Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Debentures shall be due and payable or (iv) consent to any amendment, modification, or termination of the Indenture or the Convertible Debentures where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Convertible Debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Preferred Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent or take such action. If the Property Trustee fails to enforce its rights under the Convertible Debentures after a holder of record of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Convertible Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. The Property Trustee shall be under no obligation to take any of the actions described in clause (i), (ii) or (iii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes and each holder will be treated as owning an undivided beneficial interest in the Convertible Debentures.

         In the event the consent of the Property Trustee, as the holder of the Convertible Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of the holders of more than a majority of the aggregate principal amount of the Convertible Debentures, the Property Trustee may only give such consent at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust.

         A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

         Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Convertible Debentures in accordance with the Trust Agreement.

         Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

         The procedures by which holders of Preferred Securities represented by the Global Certificates may exercise their voting rights are described below. See "--Book-Entry Only Issuance-The Depository Trust Company."

         Holders of the Preferred Securities will have no rights to appoint or remove the Administrative Trustees, who may be appointed, removed or replaced solely by the Company as the holder of all of the Common Securities.

MODIFICATION OF THE TRUST AGREEMENT

         The Trust Agreement may be modified and amended if approved by the Administrative Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee); provided, that if any proposed amendment provides for, or the Administrative Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Trust Agreement or otherwise or
(ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Trust Agreement, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, further, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Securities.

         Notwithstanding the foregoing, no amendment or modification may be made to the Trust Agreement if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

REGISTRATION RIGHTS

         In connection with the Original Offering, the Company and the Trust entered into a registration rights agreement dated March 18, 1998 with the Initial Purchasers (the "Registration Rights Agreement") pursuant to which the Company and the Trust would, at the Company's expense, for the benefit of the holders of the Preferred Securities, the Guarantee, the Convertible Debentures and the shares of Company Common Stock issuable upon conversion of the Convertible Debentures (together, the "Registrable Securities"), (i) file with the Commission, a registration statement (the "Shelf Registration Statement") covering resales of the Registrable Securities, (ii) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 150 days of and (iii) use their best efforts to keep effective the Shelf Registration Statement until two years after the date it is declared effective or such earlier date as all Registrable Securities shall have been disposed of or on which all Registrable Securities held by persons that are not affiliates of the Company or the Trust may be resold without registration pursuant to Rule 144(k) under the Securities Act (the "Effectiveness Period"). The Company will provide to each holder of Registrable Securities copies of this Prospectus which is a part of the Shelf Registration Statement, notify each holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Registrable Securities. A holder of Registrable Securities that sells such Registrable Securities pursuant to the Shelf Registration Statement is required to be named as a selling security holder in this Prospectus and to deliver this Prospectus to purchasers, is subject to certain of the civil liability provisions under the Securities Act in connection with such sales and is bound by the provisions of the Registration Rights Agreement, including certain indemnification obligations.

         If (i) by May 17, 1998, the Shelf Registration Statement had not been filed with the Commission, or (ii) by August 15, 1998, the Shelf Registration Statement had not been declared effective (each, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Convertible Debentures and, accordingly, additional distributions will accrue on the Preferred Securities, in each case from and including the day following such Registration Default. Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest or distribution payment date, as applicable, following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount or liquidation amount, as applicable, to and including the 60th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 61st day following such Registration Default. The Company has the right to suspend the Shelf Registration Statement under certain circumstances for up to 90 consecutive days. In the event that the Shelf Registration Statement ceases to be effective during the Effectiveness Period for more than 90 consecutive days or any 120 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Convertible Debentures and the distribution rate borne by the Preferred Securities will each increase by an additional one-half of one percent (0.50%) per annum from such 91st or 121st day, as applicable, until such time as the Shelf Registration Statement again becomes effective. This Prospectus is a part of the Shelf Registration Statement filed in accordance with the foregoing requirements.

         The summary herein of certain provisions of the Registration Rights Agreement is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company or the Initial Purchasers.

BOOK-ENTRY ONLY ISSUANCE-THE DEPOSITORY TRUST COMPANY

         The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interest in the global certificate or certificates issued in connection with sales of Preferred Securities made pursuant to this Prospectus. The Preferred Securities were issued only as fully registered securities registered in the name of Cede & Co. (as nominee for DTC), in each case for credit to an account of a direct or indirect participant in DTC as described below. One or more fully registered global Preferred Security certificates (the "144A Global Securities") was issued, representing in the aggregate, Preferred Securities sold in reliance on Rule 144A and was deposited with DTC. One or more fully registered global Preferred Security certificates (the "Regulation S Global Securities" and, together with the 144A Global Securities, the "Global Securities") was issued, representing in the aggregate, Preferred Securities sold in offshore transactions in reliance on Regulation S and was deposited with DTC.

         The Regulation S Global Security initially was deposited with or on behalf of DTC and was registered in the name of the Global Security holder for credit to subscribers' accounts at Euroclear and Cedel Bank. Euroclear and Cedel Bank are each Participants in DTC's system. Beneficial interests in the Regulation S Global Security may be held only through Euroclear and Cedel until the expiration of a 40-day restricted period, as defined under Regulation S (the "Restricted Period"). After the expiration of the Restricted Period, investors may hold beneficial interests in the Regulation S Global Security through organizations other than Euroclear and Cedel Bank that are Participants in DTC's system. Euroclear and Cedel Bank will hold interests in the Regulation S Global Security on behalf of their Participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel Bank. In turn, each of Euroclear and Cedel Bank will hold such interests in the Regulation S Global Security in customers' securities accounts in its name on the books of DTC.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a Global Security.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

         To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         So long as DTC, or its nominee, is the registered owner or holder of a Global Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Trust Agreement and the Preferred Securities. No beneficial owner of an interest in a Global Security will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Trust Agreement.

         DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Securities are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Preferred Securities, DTC will exchange the Global Securities for Certificated Securities, which it will distribute to its Participants.

         Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

         Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Distributions on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

         Except as provided herein, a Beneficial Owner of an interest in a Global Security will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Securities among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Issuer nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, the Company will appoint a paying agent with respect to the Preferred Securities.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believes to be reliable, but the Trust takes no responsibility for the accuracy thereof.

ADDITIONAL INFORMATION CONCERNING EUROCLEAR AND CEDEL BANK

         Euroclear and Cedel Bank hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Cedel Bank provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Cedel Bank interface with domestic securities markets. Euroclear and Cedel Bank participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Cedel Bank is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Euroclear or Cedel Bank participant, either directly or indirectly.

         When beneficial interests are to be transferred from the account of a Participant (other than Morgan Guaranty Trust Company of New York and Citibank, N.A., as depositaries for Euroclear and Cedel Bank, respectively) to the account of a Euroclear participant or a Cedel Bank participant, the purchaser must send instructions to Euroclear or Cedel Bank through a participant at least one business day prior to settlement. Euroclear or Cedel Bank, as the case may be, will instruct Morgan Guaranty Trust Company of New York or Citibank, N.A. to receive the beneficial interests against payment. Payment will include interest attributable to the beneficial interest from and including the last payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by Morgan Guaranty Trust Company of New York or Citibank, N.A., as the case may be, to the Participant's account against delivery of the beneficial interests. After settlement has been completed, the beneficial interests will be credited to the respective clearing systems and by the clearing system, in accordance with its usual procedures, to the Euroclear participants' or Cedel Bank participants' accounts. Credit for the beneficial interests will appear on the next business day (European time) and the cash debit will be back-valued to, and interest attributable to the beneficial interests will accrue from, the value date (which would be the preceding business day when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Cedel Bank cash debit will instead be valued as of the actual settlement date.

         Euroclear participants and Cedel Bank participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Cedel Bank. Under this approach, they may take on credit exposure to Euroclear or Cedel Bank until the beneficial interests are credited to their accounts one day later. Finally, day traders that use Euroclear or Cedel Bank and that purchase beneficial interests from Participants for credit to Euroclear participants or Cedel Bank participants should note that these trades would automatically fall on the sale side unless affirmative action were taken to avoid these potential problems.

         Due to time zone differences in their favor, Euroclear participants and Cedel Bank participants may employ their customary procedures for transactions in which beneficial interests are to be transferred by the respective clearing system, through Morgan Guaranty Trust Company of New York or Citibank, N.A., to another Participant. The seller must send instructions to Euroclear or Cedel Bank through a participant at least one business day prior to settlement. In these cases, Euroclear or Cedel Bank will instruct Morgan Guaranty Trust Company of New York or Citibank, N.A., as the case may be, to credit the beneficial interests to the Participant's account against payment. Payment will include interest attributable to the beneficial interest from and including the last payment date to and excluding the settlement date on the basis of a calendar year consisting of twelve 30-day calendar months. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Cedel Bank participant the following business day, and receipt of the cash proceeds in the Euroclear or Cedel Bank participant's account will be back-valued to the value date (which would be the preceding business day, when settlement occurs in New York). If the Euroclear participant or Cedel Bank participant has a line of credit with its representative clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., if trade fails), receipt of the cash proceeds in the Euroclear or Cedel Bank participant's account would instead be valued as of the actual settlement date.

PAYMENT AND PAYING AGENCY

         Payments in respect of the Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Trust's register. The Paying Agent shall initially be Chase Bank of Texas, National Association. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Issuer Trustees. In the event that Chase Bank of Texas, National Association shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR, TRANSFER AGENT, PAYING AGENT AND CONVERSION AGENT

         The Property Trustee acts as Registrar, Transfer Agent, Paying Agent and Conversion Agent for the Preferred Securities.

         Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

         The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Company and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions with the Property Trustee in the ordinary course of their businesses. The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

GOVERNING LAW

         The Trust Agreement and the Preferred Securities are governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes so that the Convertible Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Preferred Securities.

         Holders of the Preferred Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

         Set forth below is a summary of information concerning the Guarantee which was executed and delivered by the Company for the benefit of the holders from time to time of the Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee. The Guarantee incorporates by reference the terms of the Trust Indenture Act. It is expected that at the time the Shelf Registration Statement becomes effective, the Guarantee will be qualified under the Trust Indenture Act. Chase Bank of Texas, National Association, as the Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the Preferred Securities.

GENERAL

         Pursuant to and to the extent set forth in the Guarantee, the Company irrevocably and unconditionally agreed to pay in full to the holders of the Preferred Securities (except to the extent paid by such Trust), as and when due, regardless of any defense, right of set off or counterclaim which the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price, with respect to any Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Preferred Securities or the redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the obligations of the Guarantor under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Preferred Securities would be required to rely on the enforcement (1) by the Property Trustee of its rights, as registered holder of the Convertible Debentures, against the Company pursuant to the terms of the Convertible Debentures or (2) by such holder of Preferred Securities of its right against the Company to enforce payments on Convertible Debentures. See "Description of the Convertible Debentures." The Trust Agreement provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

         The Guarantee is a guarantee on a subordinated basis with respect to the Preferred Securities from the time of issuance of such Preferred Securities but does not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Convertible Debentures, the Trust will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Description of the Convertible Debentures." The Guarantee, when taken together with the Company's obligations under the Convertible Debentures, and the Indenture thereto and the Trust Agreement, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities) provides a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by the Trust.

         The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

         In the Guarantee, the Company has covenanted that, so long as any Preferred Securities remain outstanding, if (i) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such extension shall be continuing, (ii) the Company shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default, then the Company has agreed (a) not to declare or pay dividends on, or make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the

Company to purchase shares of Company Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior to the Convertible Debentures (except by conversion into or exchange for shares of its capital stock), and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

         As part of the Guarantee, the Company agreed that it will honor all obligations described therein relating to the conversion of the Preferred Securities into Company Common Stock as described in "Description of the Preferred Securities--Conversion Rights."

EVENTS OF DEFAULT

         An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

         If the Guarantee Trustee fails to enforce the Guarantee, any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. In addition, any record holder of Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against the Company to obtain Guarantee Payments, without first waiting to determine if the Guarantee Trustee has enforced the Guarantee or instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. The Company has waived any right or remedy to require that any action be brought just against the Trust, or any other person or entity, before proceeding directly against the Company.

         The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth under "Description of the Preferred Securities--Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity as described below under "Description of the Convertible Debentures," the Company may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

         The Guarantee will terminate as to each holder of Preferred Securities upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) distribution of the Convertible Debentures held by the Trust to the holders of the Preferred Securities, (iii) liquidation of the Trust or (iv) the distribution of Company Common Stock to such holder in respect of the conversion of such holder's Preferred Securities into Company Common Stock and will terminate completely upon full payment of the amounts payable in accordance with the Declaration of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sum paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEE; SUBORDINATION

         The Guarantee constitutes an unsecured obligation of the Company and ranks (i) subordinate and junior to all other liabilities of the Company except any liabilities that may be pari passu expressly by their terms, (ii) pari passu with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and (iii) senior to the Company Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

         The Guarantee constitutes a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

         The Guarantee is governed by, and construed in accordance with, the laws of the State of New York.



                    DESCRIPTION OF THE CONVERTIBLE DEBENTURES

         Set forth below is a description of the specific terms of the Convertible Debentures in which the Trust invested the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture between the Company and Chase Bank of Texas, National Association, as trustee (the "Indenture Trustee"), a copy of which may be obtained from the Company upon request. Certain capitalized terms used herein are defined in the Indenture.

         Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Convertible Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities--Special Event Redemption or Distribution." If the Convertible Debentures are distributed to the holders of Preferred Securities, the Company will use its best efforts to have the Convertible Debentures listed on the NYSE or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.

GENERAL

         The Convertible Debentures were issued as unsecured debt under the Indenture. The Convertible Debentures were limited in aggregate principal amount of $113,402,050, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the Common Securities.

         The Convertible Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest (both as defined herein), if any, on April 1, 2028.

         The Convertible Debentures, if distributed to holders of Preferred Securities in liquidation of such holder's interest in the Trust, will initially be issued in the same form as the Preferred Securities that such Convertible Debentures replace. See "--Book-Entry and Settlement." Under certain limited circumstances, Convertible Debentures may be issued in certificated form in exchange for a Global Security. In the event that Convertible Debentures are issued in certificated form, such Convertible Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

         Payments on Convertible Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Convertible Debentures. In the event Convertible Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Debentures will be registrable and Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in The City of New York; provided, that unless the Convertible Debentures are held by the Trust or any successor permissible under "Description of the Preferred Securities--Merger, Consolidation or Amalgamation of the Trust," payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

         There are no covenants or provisions in the Indenture that afford holders of Convertible Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

INTEREST

         Each Convertible Debenture bears interest at the rate of 5 1/4% per annum from the original date of issuance, payable quarterly in arrears on January 1, April 1, July 1 and October 1 (each, an "Interest Payment Date"), commencing July 1, 1998, to the person in whose name such Convertible Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIODS

         So long as no Event of Default under the Indenture has occurred and is continuing, the Company shall have the right at any time during the term of the Convertible Debentures to defer interest payments from time to time by extending the interest payment period for successive periods not exceeding 20 consecutive quarters for each such period (each an Extension Period); provided, no Extension Period may extend beyond the maturity date of the Convertible Debentures. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (including Additional Interest and Liquidated Damages, if any) together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compounded Interest"); provided, that during any Extension Period, the Company has agreed, among other things, (a) not to declare or pay dividends on, or make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Company Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem, any debt securities issued by the Company that rank pari passu with or junior to the Convertible Debentures (except by conversion into or exchange for shares of its capital stock) and (c) shall not make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period together with all previous and further extensions thereof may not exceed 20 consecutive quarters and may not extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. If the Property Trustee shall be the sole holder of the Convertible Debentures at the time the Company selects an Extension Period, the Company shall give the Administrative Trustees and the Property Trustee notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to the NYSE (or any applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than ten Business Days prior to such record date. The Company shall cause the Trust to give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Convertible Debentures at the time the Company selects an Extension Period, the Company shall give the holders of the Convertible Debentures notice of its selection of such Extension Period at least ten Business Days prior to the earlier of (i) the Interest Payment Date or
(ii) the date the Company is required to give notice to the NYSE (or any applicable self-regulatory organization) or to holders of the Convertible Debentures on the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

ADDITIONAL INTEREST

         If the Trust would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") such amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or governmental charges been imposed.

CONVERSION OF THE CONVERTIBLE DEBENTURES

         The Convertible Debentures are convertible into Company Common Stock at the option of the holders of the Convertible Debentures at any time prior to 5:00 p.m. (New York City time) the Business Day immediately preceding the date of repayment of such Convertible Debentures, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), at the initial conversion price set forth on the cover page of this Prospectus subject to the conversion price adjustments described under "Description of the Preferred Securities--Conversion Rights." The Trust will covenant not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities. Upon surrender of a Preferred Security to the Conversion Agent for conversion, the Trust will distribute $25 principal amount of the Convertible Debentures to the Conversion Agent on behalf of the holder of the Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Debentures to Company Common Stock on behalf of such holder. The Company's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of Company Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the Company's obligation to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Convertible Debenture is converted after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Debenture shall be paid to the Trust (which will distribute such interest to the converting holder) or other holder of Convertible Debentures, as the case may be, despite such conversion; provided, further that if any Convertible Debentures delivered for conversion during an Extension Period of redemption thereof from the Property Trustee to the holders of the Preferred Securities, the Company shall be required to pay to the Trust all accrued and unpaid interest, if any, on such Convertible Debentures through the date of conversion which amount shall be simultaneously distributed to the holders of the Preferred Securities in respect of which such Convertible Debentures were delivered. See "--Optional Redemption," "Description of the Preferred Securities--Conversion Rights" and "--Redemption."

MANDATORY REDEMPTION

         Upon repayment at maturity or as a result of acceleration upon the occurrence of an Indenture Event of Default, the Company will redeem the Convertible Debentures, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such repayment or acceleration or at such other time on such earlier date as the parties thereto shall agree. The Convertible Debentures are not entitled to the benefit of any sinking fund or, except as set forth above or as a result of acceleration, any other provision for mandatory prepayment.

OPTIONAL REDEMPTION

         The Company shall have the right to redeem the Convertible Debentures, in whole or in part, at any time or from time to time after April 3, 2001, upon not less than 30 nor more than 60 days' notice, at the optional redemption prices (expressed as a percentage of the principal amount of Convertible Debentures to be redeemed) shown in the table below, plus any accrued and unpaid interest, including Additional Interest, Compounded Interest and Liquidated Damages, if any, to the redemption date, if redeemed during the 12-month period beginning April 3:

                                                                          OPTIONAL
         YEAR                                                         REDEMPTION PRICE
         ----                                                         ----------------

         2001                                                              103.00%
         2002                                                              102.25%
         2003                                                              101.50%
         2004                                                              100.75%
         2005 and thereafter                                               100.00%

If the Company has deferred interest payments, all unpaid interest must be paid in cash prior to redemption.

         If a partial redemption of the Preferred Securities resulting from a partial redemption of the Convertible Debentures would result in the delisting of the Preferred Securities, the Company may only redeem Convertible Debentures in whole.

REDEMPTION PROCEDURES

         Notices of any redemption of the Convertible Debentures and the procedures for such redemption shall be as provided with respect to the Preferred Securities under "Description of the Preferred Securities--Redemption Procedures." Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Convertible Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Convertible Debentures or portions thereof called for redemption.

DISTRIBUTION OF CONVERTIBLE DEBENTURES

         At any time, the Company has the right to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Convertible Debentures to be distributed to the holders of the Preferred Securities in dissolution of the Trust. If distributed to holders of Preferred Securities in liquidation, the Convertible Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Preferred Securities, will act as depositary for the Convertible Debentures. It is anticipated that the depositary arrangements for the Convertible Debentures would be substantially identical to those in effect for the Preferred Securities. There can be no assurance as to the market price of any Convertible Debentures that may be distributed to the holders of Preferred Securities. For a description of DTC and the terms of the depositary matters, see "--Book-Entry and Settlement."

SUBORDINATION

         The Indenture provides that the Convertible Debentures are subordinate and junior in right of payment to all existing and future Senior Indebtedness of the Company. No payment of principal of (including redemption payments, if any), premium, if any, or interest on, the Convertible Debentures may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived, or ceased to exist or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. At March 31, 1998, Senior Indebtedness of the Company was approximately $76.0 million. Upon any distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness of the Company must be paid in full before the holders of the Convertible Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of the Company then outstanding, the rights of the holders of the Preferred Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Debentures are paid in full.

         The term "Senior Indebtedness" shall mean in respect of the Company:
(i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and
(vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Convertible Debentures and (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities issued to any other trust, or trustee of such trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

         The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. See "Capitalization."

CERTAIN COVENANTS

         In the Indenture, the Company has covenanted that, so long as any Convertible Debentures are outstanding, if (i) there shall have occurred and be continuing any event that with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee, or (iii) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing, then the Company has agreed (a) not to declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Company Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Convertible Debentures (except by conversion into or exchange for shares of its capital stock), and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

         The Company has covenanted (i) to directly or indirectly maintain 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities and (ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Convertible Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (y) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         The Indenture provides that the Company will not consolidate with or merge into any other corporation or convey, transfer or lease its assets substantially as an entirety unless (a) if the Company is not the survivor, the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all Convertible Debentures issued thereunder and the performance of every other covenant of the Indenture on the part of the Company and (b) immediately thereafter no event of default under the Indenture and no event which, after notice or lapse of time, or both, would become an event of default under the Indenture, shall have happened and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for the Company under the Indenture and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Convertible Debentures.

BOOK-ENTRY AND SETTLEMENT

         If distributed to holders of the Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Debentures will be issued in the same form as the Preferred Securities which such Convertible Debentures replace. Any Global Security will be replaced by one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, the Convertible Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Convertible Debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

         Except as provided below, owners of beneficial interests in such a Global Security are not entitled to receive physical delivery of Convertible Debentures in definitive form and are not considered the holders thereof for any purpose under the Indenture, and no Global Security representing Convertible Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of DTC or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

         For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities--Book-Entry Only Issuance-The Depository Trust Company." As of the date of this Prospectus, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Convertible Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

         None of the Company, the Trust, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee has any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Convertible Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         A Global Security shall be exchangeable for Convertible Debentures registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Convertible Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Debentures registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

PAYMENT AND PAYING AGENTS

         Payments on Convertible Debentures represented by a Global Security will be made to DTC, as the depositary for the Convertible Debentures. In the event Convertible Debentures are issued in definitive form, principal of and premium, if any, and any interest on Convertible Debentures will be payable, the transfer of the Convertible Debentures will be registrable, and the Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate office of the Indenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Payment of any interest on Convertible Debentures will be made to the Person in whose name such Convertible Debentures are registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest. The Regular Record Date for the interest payable on any Interest Payment Date shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

         Any monies deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Convertible Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Convertible Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Convertible Debentures: (i) failure for 30 days to pay interest on the Convertible Debentures, including any Additional Interest, Compounded Interest and Liquidated Damages, if any, in respect thereof, when due provided that a valid extension of an interest payment period will not constitute a default in the payment of interest (including any Additional Interest, Compounded Interest or Liquidated Damages, if any) for this purpose; or (ii) failure to pay principal of or premium, if any, on the Convertible Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or (iii) failure by the Company to deliver shares of Company Common Stock upon an election by a holder of Preferred Securities to convert such Preferred Securities; or (iv) failure to observe or perform any other covenant contained in the Indenture for 90 days after notice to the Company by the Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures; (v) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Convertible Debentures to the holders of Preferred Securities in liquidation of the Trust upon the redemption of all outstanding Preferred Securities and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vi) certain events in bankruptcy, insolvency or reorganization of the Company.

         The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures may declare the principal of and interest on the Convertible Debentures due and payable immediately on the occurrence of an Event of Default; provided, however, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Convertible Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see "--Modifications and Amendments of the Indenture."

         Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable, the Company acknowledges that, in such event, a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all the holders of Preferred Securities. Notwithstanding any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Convertible Debentures held by the Trust or the Property Trustee and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

         The Holders of not less than a majority in principal amount of the outstanding Convertible Debentures may on behalf of the holders of all the Convertible Debentures waive any past defaults except (a) a default in payment of the principal of (or premium, if any) or interest, if any, on any Convertible Debentures and (b) a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the holder of each Convertible Debenture; provided, however, that if the Convertible Debentures are held by the Trust or a trustee of such Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such waiver or modification to such waiver; provided, further, that if the consent of the holder of each outstanding Convertible Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

         A default under any other indebtedness of the Company or the Trust would not constitute an Event of Default under the Convertible Debentures.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the Indenture Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Convertible Debentures, unless such holders shall have offered to the Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to such series.

         No holder of any Convertible Debenture has any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless
(i) such holder shall have previously given to the Indenture Trustee written notice of a continuing Event of Default, (ii) if the Trust is not the sole holder of Convertible Debentures, the holders of at least 25% in aggregate principal amount of the Convertible Debentures then outstanding shall also have made written request, (iii) such holder has offered reasonable indemnity to the Indenture Trustee to institute such proceeding as Indenture Trustee, (iv) the Indenture Trustee shall have failed to institute such proceeding within 60 days of such notice, and (v) the Indenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Convertible Debentures a direction inconsistent with such request. However, such limitations do not apply to a suit instituted by a holder of a Convertible Debenture for enforcement of payment of the principal of or interest on such Convertible Debenture on or after the respective due dates expressed in such Convertible Debenture.

         The Company is required to file annually with the Indenture Trustee and the Property Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

MODIFICATIONS AND AMENDMENTS OF THE INDENTURE

         The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Convertible Debentures, to modify the Indenture or the rights of the holders of Convertible Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Convertible Debenture affected thereby, (i) extend the stated maturity of the Convertible Debentures or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect the right to convert Convertible Debentures or the subordination provisions of the Indenture, or (ii) reduce the percentage in aggregate principal amount of outstanding Convertible Debentures, the holders of which are required to consent to any such supplemental indenture.

         In addition, the Company and the Indenture Trustee may execute, without the consent of any holder of Convertible Debentures, any supplemental indenture to cure any ambiguities, comply with the Trust Indenture Act and for certain other customary purposes.

GOVERNING LAW

         The Indenture and the Convertible Debentures are governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

         The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.



             EFFECT OF OBLIGATIONS UNDER THE CONVERTIBLE DEBENTURES
                                AND THE GUARANTEE

         As set forth in the Trust Agreement, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Convertible Debentures.

         As long as payments of interest and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Convertible Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) pursuant to the Indenture, the Company shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of the Trust other than with respect to the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer Trustees will not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

         Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." If the Company does not make interest payments on the Convertible Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a guarantee on a subordinated basis with respect to the Preferred Securities from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

         The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Convertible Debentures held by the Trust as its sole asset. The Guarantee, when taken together with the Company's obligations under the Convertible Debentures and the Indenture and its obligations under the Trust Agreement, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee of amounts on the Preferred Securities.

         If the Company fails to make interest or other payments on the Convertible Debentures when due (taking account of any Extension Period), the Trust Agreement provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities--Book-Entry Only Issuance-The Depository Trust Company" and "Description of the Preferred Securities--Voting Rights," may direct the Property Trustee to enforce its rights under the Convertible Debentures. If the Property Trustee fails to enforce its rights under the Convertible Debentures, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on, the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.



                          DESCRIPTION OF CAPITAL STOCK

         The Company's authorized capital stock currently consists of 50,000,000 shares of Company Common Stock, $.01 par value per share, and 1,000,000 shares of serial Preferred Stock, par value $.01 per share (the "Company Preferred Stock"). As of August 5, 1998, there were (i) 29,560,791 shares of Company Common Stock issued and outstanding, (ii) 822,178 shares of Company Common Stock reserved for issuance upon exercise of outstanding options, and (iii) no shares of Preferred Stock outstanding.

COMPANY COMMON STOCK

         Each holder of Company Common Stock is entitled to one vote per share on all matters to be voted on by the shareholders. The Charter does not provide for cumulative voting and, accordingly, the holders of a majority of the outstanding shares have the power to elect all directors and to control the resolution of all issues put to a vote of the shareholders. There are no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to shares of the Company Common Stock. All shares of the Company Common Stock outstanding upon consummation of the Offering will be validly issued, fully paid, and nonassessable. The shares of Company Common Stock have the following rights, subject, in each case, to the rights of the holders of any outstanding Company Preferred Stock: (i) to receive dividends, if any, as may be declared and paid from time to time by the Board of Directors, in its discretion, from funds legally available therefore; and (ii) upon liquidation, dissolution, or winding up of the Company, to receive pro rata all assets remaining available for distribution.

COMPANY PREFERRED STOCK

         The Company's Board of Directors may authorize, without further action by the Company's shareholders, the issuance of up to 1,000,000 shares of Company Preferred Stock in one or more series, and may fix by resolution, to the extent permitted by the Tennessee Business Corporation Act, the terms and rights of each such series, including the voting powers, full or limited, if any, of the shares of such series and the designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof. The issuance of Company Preferred Stock by action of the Board of Directors could adversely affect the voting power, dividend rights and other rights of holders of the Company Common Stock. Issuance of a series of Company Preferred Stock could also, depending on the terms of such series, either impede or facilitate the completion of a merger, tender offer, or other takeover attempt. Although the Board of Directors is required to make a determination as to the best interests of the shareholders of the Company when issuing Company Preferred Stock, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in the best interests of the Company or in which shareholders might receive a premium for their stock over the then prevailing market price.

                      UNITED STATES FEDERAL INCOME TAXATION

GENERAL

         The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership, disposition and conversion of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance. This summary addresses the United States federal income tax considerations to holders of Preferred Securities who are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any political subdivision thereof or therein, estates, the income of which is subject to United States federal income taxation regardless of its source, trusts, if a U.S. court is able to exercise primary supervision over the trust's administration and one or more United States persons has the authority to control all of the trust's substantial decisions or other holders who are otherwise subject to United States federal income taxation on a net income basis with respect to Preferred Securities ("U.S. Holders") and does not address the tax consequences to holders of Preferred Securities who are not U.S. Holders. This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, common trust funds, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE CONVERTIBLE DEBENTURES

         The Company intends to take the position that the Convertible Debentures will be classified for United States federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Preferred Security, each holder covenants to treat the Convertible Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Convertible Debentures. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Convertible Debentures will be classified as indebtedness of the Company for United States federal income tax purposes.

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the Preferred Securities, Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company and the Trust, rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United Stated federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Convertible Debentures, and each holder will be required to include in its gross income any interest (or OID) with respect to its allocable share of those Convertible Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

         Under Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments is remote within the meaning of the Regulations. Based on the foregoing, the Company believes that, although the matter is not free from doubt, the Convertible Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, that a holder of the Preferred Securities should include in gross income such holder's allocable share of interest on the Convertible Debentures in accordance with such holder's method of tax accounting.

         Under the Regulations, if the option to defer any payment of interest was determined not to be "remote" or if the Company exercised such option, the Convertible Debentures would be treated as issued with OID at the time of issuance, or at the time of such exercise, as the case may be, and all stated interest on the Convertible Debentures would thereafter be treated as OID as long as the Convertible Debentures remain outstanding. In such event, all of the holder's taxable interest income with respect to the Convertible Debentures would constitute OID that would have to be included in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

Consequently, holders of Preferred Securities would be required to include in gross income OID even though the Company would not make any actual cash payments during the extension period.

         No rulings or other interpretations have been issued by the Internal Revenue Service ("IRS") which have addressed the meaning of the term "remote" as used in the Regulations, and it is possible that the IRS could take a position contrary to the interpretation herein.

         Because income on the Preferred Securities will constitute interest or OID, corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

RECEIPT OF CONVERTIBLE DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

         Under certain circumstances, as described under the caption "Description of the Preferred Securities--Special Event Redemption or Distribution," Convertible Debentures may be distributed to holders in exchange for the Preferred Securities and in liquidation of the Trust. Under current law, such a distribution to holders, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Convertible Debentures so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder. If, however, the related Special Event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Preferred Securities, in which event the Company would generally be required to redeem the Convertible Debentures and distribute the resulting cash in liquidation of the Trust.

         Under certain circumstances described herein (see "Description of the Preferred Securities"), the Convertible Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder would recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "--Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

         A holder that sells Preferred Securities will be considered to have disposed of all or part of his pro rata share of the Convertible Debentures and will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. Assuming that the Company does not exercise its option to defer payment of interest on the Convertible Debentures and that the Convertible Debentures are not deemed to be issued with OID, a holder's adjusted tax basis in the Preferred Securities will generally be its initial purchase price. If the Convertible Debentures are deemed to be issued with OID, a holder's tax basis in the Preferred Securities generally will be its initial purchase price, increased by OID previously includible in such holder's taxable income to the date of disposition and decreased by distributions or other payments received on the Preferred Securities since and including the date that the Convertible Debentures were deemed to be issued with OID. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued interest with respect to such holder's pro rata share of the Preferred Securities required to be included in income as ordinary income). Under the Taxpayer Relief Act of 1997, net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by an individual from the sale of a capital asset that has been held for more than 18 months will be subject to tax at a rate not to exceed 20%, capital gain from the sale of an asset held for more than 12 months but not more than 18 months will be subject to tax at a rate not to exceed 28%, and capital gain recognized from the sale of a capital asset that has been held for 12 months or less will be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. If the selling price is less than the holder's adjusted tax basis, such holder will recognize tax loss, and subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United State federal income tax purposes.

         Should the Company exercise its option to defer any payment of interest on the Convertible Debentures, the Preferred Securities may trade at a price that does not accurately reflect the value of the accrued but unpaid interest with respect to the underlying Convertible Debentures. In such event, a holder who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Convertible Debentures through the date of disposition and to add such amount to its adjusted tax basis in its pro rata share of the underlying Convertible Debentures deemed disposed of. To the extent that the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), such holder will recognize a capital loss.

ADJUSTMENT OF CONVERSION PRICE

         Treasury Regulations promulgated under Section 305 of the Code would treat holders of Preferred Securities as having received a constructive distribution from the Company in the event the conversion ratio of the Convertible Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Company Common Stock into or for which the Convertible Debentures are convertible or exchangeable) of the holders of the Preferred Securities in the assets or earnings and profits of the Company were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Company Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         Generally, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

         Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the Internal Revenue Service.

         On October 7, 1997, the United States Treasury Department issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to non-U.S. Holders after December 31, 1998. Such regulations, among other things, may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a Preferred Security. Prospective investors should consult their tax advisors regarding the effect, if any, of such new regulations on an investment in the Preferred Securities.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                 SELLING HOLDERS


         The Preferred Securities were originally issued by the Trust and sold by the Initial Purchasers in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), or outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Preferred Securities and Company Common Stock issued upon conversion of the Preferred Securities.

         The following table sets forth information with respect to the record holders of the Preferred Securities as of August 1, 1998. The term Selling Holder includes the record holders listed below and the beneficial owners of the Preferred Securities and their transferees, pledgees, donees or other successors.


                                                                                         NUMBER OF CONVERTIBLE
                          SELLING HOLDER                                                  PREFERRED SECURITIES
                          --------------                                                  --------------------

1.       American Southern Insurance Company                                                       5,000
2.       Bancroft Convertible Fund, Inc.                                                          25,000
3.       Bankers Fidelity Life Insurance Company                                                   5,000
4.       Bear, Stearns & Co., Inc.                                                               263,000
5.       BNP Arbitrage SNC                                                                        30,000
6.       BNY Hamilton Equity Income Fund                                                          60,000
7.       Caisse Centrale Des Banques Populaires                                                    2,000
8.       CALAMOS Growth and Income Fund                                                           10,200
9.       CALAMOS Global Growth and Income Fund                                                     1,050
10.      CALAMOS Convertible Fund                                                                 17,400
11.      California Public Employees' Retirement System                                          100,000
12.      Champion International Corporation Master Retirement Trust                               15,700
13.      Colonial Penn Life Insurance Company                                                     12,500
14.      Commonwealth Life Insurance Comp. - Stock TRAC (Teamsters I)                             75,000
15.      Commonwealth Life Insurance Comp. - Camden Teamsters Non-Enhanced                        75,000
16.      Deeprock & Co.                                                                           40,000
17.      Delaware Group Premium Fund, Inc. Convertible Securities Series                           6,000
18.      Delta Airlines Master Trust                                                              26,500
19.      Delta Life Insurance Co.                                                                  5,000
20.      Deutsche Bank A.G.                                                                      250,000
21.      Donaldson, Lufkin & Jenrette Securities Corporation                                      87,000
22.      Ellsworth Convertible Growth & Income Fund, Inc.                                         25,000
23.      Forest Alternative Strategies Fund II LP A-5                                             87,175
24.      Forest Alternative Strategies Fund II LP A-51                                             7,700
25.      Forest Alternative Strategies Fund II LP A-5M                                             3,700
26.      Forest Global Convertible Fund Series A-5                                                90,525
27.      GA Casulty & Surety                                                                       5,000
28.      Gleneagles Fund Co.                                                                       6,250
29.      Highmark Convertible Securities Fund                                                     10,000
30.      K A Management Ltd.                                                                     181,998
31.      K A Trading L.P.                                                                         78,002
32.      Lipper Convertibles, L.P.                                                               385,000
33.      LLT Limited                                                                               5,900
34.      Lutheran Brotherhood                                                                     50,000
35.      MFS Series Trust  - MFS Convertible Securities Fund                                         150
36.      MFS Series Trust V - MFS Total Return Fund                                               49,850
37.      McMahan Securities Co., L.P.                                                             27,000
38.      Millennium Trading Co. L.P.                                                             125,000
39.      National Automobile Dealers Association Retirement Trust                                 37,000
40.      NationsBanc Montgomery Securities                                                        53,000
41.      Oppenheimer Total Return Fund, Inc.                                                     105,000
42.      PaceSetter I, L.P.                                                                       58,000
43.      Palladin Overseas Fund Limited                                                            6,250
44.      Paloma Securities L.L.C.                                                                100,000
45.      Port Authority of Allegheny County Retirement and Disability Allowance                   19,200
         Plan for the Employees Represented by Local 85 of the Amalgamated
         Transit Union
46.      Privatinvest Bank AG                                                                      2,000
47.      R2 Investments, LDC                                                                      56,000
48.      RJR Nabisco, Inc. Defined Benefit Master Trust                                           14,500
49.      Safeco Asset Management Income Fund                                                     431,200
50.      SPT                                                                                      19,350
51.      Teachers Insurance and Annuity Association of America                                    50,000
52.      Tennessee Consolidated Retirement System                                                150,000

                                                                                         NUMBER OF CONVERTIBLE
                          SELLING HOLDER                                                  PREFERRED SECURITIES
                          --------------                                                  --------------------

53.      The Dow Chemical Company Employees' Retirement Plan                                        26,300
54.      The Fondren Foundation                                                                      2,600
55.      Tribeca Investments, L.L.C.                                                               125,000
56.      United Food and Commercial Workers Local 1262 and Employers Pension                        14,000
         Fund
                                                                                                 ---------
                                                                                                 3,519,000

* Includes 10,000 shares held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account.

         In addition, the following table sets forth information with respect to the record holders of the Company Common Stock issued in two private placement transactions by the Company, the resale of such Company Common Stock is also being registered on this Shelf Registration Statement.

                                                                      NUMBER OF SHARES OF
                          SELLING HOLDER                              COMPANY COMMON STOCK
                          --------------                              --------------------

1.       Eddie W. Turner                                                       8,589
2.       Greg Martin                                                           8,253
3.       Continental Group, Inc.                                              52,631
                                                                              ------
                                                                              69,473

         None of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates, except as noted above. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the Preferred Securities, the Company Common Stock issuable upon conversion of the Preferred Securities, or the Company Common Stock, no estimate can be given as to the amount of the Preferred Securities, Company Common Stock or the Company Common Stock issuable upon conversion of the Preferred Securities that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Preferred Securities, since the date on which they provided the information regarding their Preferred Securities, in transactions exempt from the registration requirements of the Securities Act.


                              PLAN OF DISTRIBUTION

         The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broken dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale( at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

         To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

         The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

         Pursuant to the Registration Rights Agreement, all expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                     EXPERTS

         The consolidated financial statements of Central Parking Corporation and Subsidiaries as of September 30, 1997 and 1996, and for each of the years in the three-year period ended September 30, 1997, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.



                                  LEGAL MATTERS

         Certain matters of Delaware law relating to the validity of the Preferred Securities were passed upon by Harwell Howard Hyne Gabbert & Manner, P.C., Nashville, Tennessee, special counsel to the Trust and the Company. Certain legal matters relating to the classification of the Trust for United States federal income tax purposes were passed upon by Skadden, Arps, Slate, Meagher & Flom LLP.

================================================================================


No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Trust or any of their agents. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or the Trust since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                           ----------

                       TABLE OF CONTENTS

                                                           Page
                                                           ----

SPECIAL CAUTIONARY NOTICE REGARDING
   FORWARD-LOOKING STATEMENTS.................................4
AVAILABLE INFORMATION.........................................4
INCORPORATION OF CERTAIN DOCUMENTS BY
   REFERENCE..................................................5
RISK FACTORS..................................................6
THE COMPANY..................................................12
RECENT DEVELOPMENTS..........................................13
CENTRAL PARKING FINANCE TRUST................................14
USE OF PROCEEDS..............................................14
PRICE RANGE OF COMPANY COMMON STOCK AND
   DIVIDEND POLICY...........................................15
RATIO OF EARNINGS TO FIXED CHARGES
   (UNAUDITED)...............................................15
CAPITALIZATION...............................................16
ACCOUNTING TREATMENT.........................................16
DESCRIPTION OF THE PREFERRED SECURITIES......................17
DESCRIPTION OF THE GUARANTEE.................................32
DESCRIPTION OF THE CONVERTIBLE DEBENTURES....................34
EFFECT OF OBLIGATIONS UNDER THE
   CONVERTIBLE DEBENTURES AND THE
   GUARANTEE.................................................41
DESCRIPTION OF CAPITAL STOCK  ...............................42
UNITED STATES FEDERAL INCOME TAXATION........................43
SELLING HOLDERS..............................................46
PLAN OF DISTRIBUTION.........................................47
EXPERTS......................................................49
LEGAL MATTERS................................................49


================================================================================


             4,400,000 SHARES


      CENTRAL PARKING FINANCE TRUST


  5 1/4% TRUST ISSUED PREFERRED SECURITIES

         GUARANTEED TO THE EXTENT
           SET FORTH HEREIN BY,
           AND CONVERTIBLE INTO
             COMMON STOCK OF


        CENTRAL PARKING CORPORATION

                    AND

               69,473 SHARES

        CENTRAL PARKING CORPORATION
               COMMON STOCK







            _________________

                PROSPECTUS
            _________________









              August 6, 1998